SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

ACI WORLDWIDE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of ACI Worldwide, Inc. to be held on Monday, June 8, 2015, at four p.m. EDT at the company’s principal executive offices located at 3520 Kraft Rd, Suite 300, Naples, Florida 34105.

Details of the business to be conducted at our 2015 Annual Meeting of Stockholders are provided in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is very important. Please use this opportunity to take part in the affairs of your company. Whether or not you plan to attend the annual meeting, please vote as soon as possible. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a completed proxy card. Voting by any of these methods will ensure your representation at the annual meeting.

On behalf of the Board of Directors, we appreciate your continued interest in your company.

Sincerely,

Harlan F. Seymour
Chairman of the Board of Directors

ACI WORLDWIDE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on June 8, 2015

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of ACI Worldwide, Inc. will be held on Monday, June 8, 2015, at four p.m. EDT at the company’s principal executive offices located at 3520 Kraft Rd, Suite 300, Naples, Florida 34105. We are holding the meeting to:

1.  Elect the eight directors named in the accompanying proxy statement to our Board of Directors to hold office until the 2016 Annual Meeting of Stockholders;

2.  Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.  Conduct an advisory vote on executive compensation; and

4.  Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on April 14, 2015 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Each share of our common stock is entitled to one vote on all matters presented at the Annual Meeting.

By Order of the Board of Directors,

Dennis P. Byrnes Secretary

April 27, 2015

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a completed proxy card. For more detailed information regarding how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled Voting Instructions beginning on page 1 of the Proxy Statement, or if you requested to receive printed proxy materials, your enclosed proxy card.

This Proxy Statement contains a report issued by the Audit Committee relating to certain of its activities during 2014 and a report issued by the Compensation and Leadership Development Committee relating to executive compensation during 2014 and 2015. Stockholders should be aware that under Securities and Exchange Commission rules, these committee reports are not considered “filed” with the Securities and Exchange Commission under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless specifically referenced.

ACI WORLDWIDE, INC.

PROXY STATEMENT

for the

ANNUAL MEETING OF STOCKHOLDERS

to be held on June 8, 2015

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

This Proxy Statement is being furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of ACI Worldwide, Inc. (the “Company,” “we,” “us” or “our”) of proxies to be used at our 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 8, 2015, at four p.m. EDT at the Company’s principal executive offices located at 3520 Kraft Rd, Suite 300, Naples, Florida 34105, and any postponement or adjournment thereof. A copy of our annual report to stockholders, including our annual report on Form 10-K for the fiscal year ended December 31, 2014, which includes our financial statements for 2014 (the “Annual Report”), accompanies this Proxy Statement. Beginning on or about April 27, 2015, we made this Proxy Statement available to our stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 8, 2015

Our Proxy Statement and Annual Report are also available online at

www.proxydocs.com/aciw

Internet Availability of Proxy Materials

Under the U.S. Securities and Exchange Commission’s “notice and access” rules, we have elected to use the Internet as our primary means of furnishing proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We instead sent these stockholders a Notice of Internet Availability of Proxy Materials (“Internet Availability Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and vote via the Internet. The Internet Availability Notice also included instructions on how to receive a paper copy of your proxy materials, if you so choose. If you received your annual meeting materials by mail, your proxy materials, including your proxy card, were enclosed. We believe that this process expedites stockholders’ receipt of proxy materials, lowers the costs of our Annual Meeting and helps to conserve natural resources.

Voting Instructions

If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services (“Wells Fargo”), the Internet Availability Notice was sent directly to you by the Company. The Internet Availability Notice provides instructions on how to request printed proxy materials and how to access your proxy card which contains instructions on how to vote via the Internet or by telephone. For stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. The Internet and telephone voting facilities for stockholders of record will close at 5:00 p.m. EDT on June 5, 2015. If your shares are held in an account at a brokerage firm, bank, trust or other similar organization, like the vast majority of our stockholders, you are considered the “beneficial owner” of shares held in “street name” and the Internet Availability Notice was forwarded to you by that organization. You will receive instructions from your broker, bank, trustee or other nominee that must be followed in order for your broker, bank, trustee or other nominee to vote your shares per your instructions. See the section below entitled “Abstentions and Broker Non-Votes” for additional information regarding the impact of abstentions and broker-non votes on the votes required for each proposal.

Revocability of Proxies

A holder of our common stock who has given a proxy may revoke it prior to its exercise either by giving written notice of revocation to the Secretary of the Company or by giving a duly executed proxy bearing a later date. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any stockholder who attends the Annual Meeting may revoke a previously submitted proxy by voting in person. If you are a beneficial owner of our shares, you will need to contact your bank, brokerage firm, trustee or other nominee to revoke any prior voting instructions.

Proxy Voting

Subject to any revocation as described above, all common stock represented by properly executed proxies will be voted in accordance with the specifications on the proxy. If no such specifications are made, proxies will be voted as follows:

1.  FOR the election of all eight director nominees listed below in Proposal 1;

2.  FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

3.  FOR the approval, on an advisory basis, of our executive compensation.

As to any other matter that may be brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the person or persons voting the same.

Record Date, Outstanding Shares and Quorum

Only holders of our common stock of record at the close of business on April 14, 2015 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 116,696,085 shares of our common stock issued and outstanding, excluding 23,124,303 shares of common stock held as treasury stock by the Company. Shares of common stock held as treasury stock are not entitled to be voted at the Annual Meeting. Each stockholder is entitled to one vote per share of common stock held on all matters to be voted on by our stockholders. Stockholders may not cumulate their votes in the election of directors. Unless the context requires otherwise, any reference to “shares” in this Proxy Statement refers to all shares of common stock entitled to vote at the Annual Meeting. The presence in person or by proxy at the Annual Meeting of the holders of a majority of the issued and outstanding shares entitled to vote at the Annual Meeting shall constitute a quorum.

Proxy Solicitation

The Company will bear the expense of this solicitation of proxies, including the preparation, assembly, printing and mailing of the Internet Availability Notice, this Proxy Statement, the proxy and any additional solicitation material that the Company may provide to stockholders. Copies of the proxy materials and any other solicitation materials will be provided to brokerage firms, banks, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. We will reimburse such brokerage firms, banks, fiduciaries and other custodians for the reasonable out-of-pocket expenses incurred by them in connection with forwarding the proxy materials and any other solicitation materials. We have retained Mediant Communications LLC to assist us with the distribution of proxies. The original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, officers and employees of the Company. No additional compensation will be paid to these individuals for any such services.

Abstentions and Broker Non-Votes

Abstentions will be counted for purposes of determining the presence or absence of a quorum. The effect of an abstention on the outcome of the voting on a particular proposal depends on the vote required to approve that proposal, as described in the “Vote Required” section below.

“Broker non-votes” are shares present by proxy at the Annual Meeting and held by brokers or nominees as to which (i) instructions to vote have not been received from the beneficial owners and (ii) the broker or nominee does not have discretionary voting power on a particular matter. If you are a beneficial owner of shares held in “street name” and you do not provide voting instructions to your broker, your shares may be voted on any matter your broker has discretionary authority to vote. Under the rules that govern brokers who are voting with respect to shares held in “street name,” brokers generally have discretionary authority to vote on “routine” matters, but not on “non-routine” matters. The ratification of the appointment of an independent registered public accounting firm (Proposal 2) is considered a routine matter. Non-routine matters include the election of directors (Proposal 1) and the advisory vote on executive compensation (Proposal 3). We encourage you to provide instructions to your broker or other nominee regarding voting your shares. On any matter for which your broker or other nominee does not vote on your behalf, the shares will be treated as “broker non-votes.”

Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but broker non-votes will not be counted for purposes of determining the number of shares present in person or by proxy at the Annual Meeting with respect to a particular proposal on which the broker has expressly not voted.

Board Voting Recommendations

Our Board recommends that you vote your shares FOR the election of each of the eight director nominees listed in Proposal 1 below, FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 2), and FOR the proposal regarding an advisory vote on executive compensation (Proposal 3).

Vote Required

Election of a director requires the affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at a meeting at which a quorum is present. The eight persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors. Since only affirmative votes count for this purpose, abstentions and broker non-votes will not affect the outcome of the voting on this proposal.

With respect to Proposal 2, the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2015 and Proposal 3, the advisory vote on executive compensation, a stockholder may mark the accompanying form of proxy card to (i) vote for the matter, (ii) vote against the matter, or (iii) abstain from voting on the matter. Because only a majority of shares actually voting is required to approve Proposal 2 and Proposal 3, broker non-votes will have no effect on the outcome of the voting on any of these proposals. Abstentions will have the legal effect of a vote against Proposal 2 and Proposal 3.

The inspector of election appointed for the Annual Meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Voting Results

We will announce the preliminary voting results at the conclusion of the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Annual Meeting.

Common Stock Split

On July 10, 2014, the Company effected a three-for-one stock split to stockholders of record as of June 30, 2014. All share and per share information presented in this Proxy Statement has been adjusted to reflect the stock split.

CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving stockholders well and maintaining our integrity in the marketplace. Our Board has a standing Nominating and Corporate Governance Committee (the “Corporate Governance Committee”) which operates pursuant to a charter. The full text of the Nominating and Corporate Governance Committee charter is published on our website at www.aciworldwide.com in the ABOUT ACI — Investor Relations — Corporate Governance section. During 2014, the members of the Corporate Governance Committee consisted of Messrs. Curtis, Seymour and Stokely, each of whom is “independent” as defined in Rule 5605(a)(2) of The NASDAQ Stock Market (“NASDAQ”) listing standards.

The Corporate Governance Committee also provides advice to our Board with respect to:

•	Board organization, membership and function;

•	compensation of our directors, including their compensation for service on committees of our Board;

•	director stock ownership guidelines;

•	Board committee structure, membership and purpose; oversight of our policies and positions regarding significant stockholder relations issues;

•	evaluation of the performance of our Chief Executive Officer (“CEO”); and

•	other matters relating to corporate governance and the rights and interests of our stockholders.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to ensure that our Board follows practices and procedures that serve our best interests and the best interests of our stockholders. The full text of our Corporate Governance Guidelines is published on our website at www.aciworldwide.com in the ABOUT ACI — Investor Relations — Corporate Governance section. The Corporate Governance Committee is responsible for overseeing these guidelines and making recommendations to our Board regarding any changes. These guidelines address, among other things, the following topics:

•	performance assessments of our Board and its committees;

•	composition and independence of our Board and its committees;

•	director orientation and continuing education;

•	policy on directors that change corporate affiliations; and

•	management responsibilities and Board access to management.

Code of Business Conduct and Code of Ethics

We have adopted a Code of Business Conduct and Ethics for our directors and employees. We have also adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the “Code of Ethics”), which applies to our Chief Executive Officer, our Chief Financial Officer, our Chief Accounting Officer, Controller, and persons performing similar functions. The full text of both the Code of Business Conduct and Ethics and the Code of Ethics is published on our website at www.aciworldwide.com in the ABOUT ACI — Investor Relations — Corporate Governance section. We will disclose amendments to, or waivers of, certain provisions of the Code of Business Conduct and Ethics and the Code of Ethics relating to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller or persons performing similar functions on our website promptly following the adoption of any such amendment or waiver.

Director Independence and Meeting Attendance

In accordance with our Corporate Governance Guidelines, at least two-thirds of directors must be independent. For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with the Company. Our Board has established guidelines to assist it in determining director independence, which conform to the independence requirements in the NASDAQ listing standards With the exception of Mr. Heasley, our President and Chief Executive Officer, each of our directors is independent. In addition, if elected, Messrs. Peters, Sanchez and Warsop, who have been nominated for election to our Board at the 2015 Annual Meeting of Stockholders, will each be independent.

Our Board held 16 meetings during 2014 with 11 of the Board meetings conducted as telephonic meetings. All of our directors attended at least 90% of the meetings of the Board and the Board committees on which they served. Our Board has adopted a policy that requires all directors to attend our annual meetings of stockholders unless it is not reasonably practicable for a director to do so. All of the directors serving as of June 18, 2014 attended our 2014 Annual Meeting of Stockholders.

Board Committees and Committee Meetings

Our Board has the following standing committees: Audit; Compensation and Leadership Development; Nominating and Corporate Governance; Strategy, Technology and Process; and Risk.

The Audit Committee (the “Audit Committee”) assists our Board in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm. Additional information regarding the Audit Committee is included in the “Report of the Audit Committee” below.

The Compensation and Leadership Development Committee (the “Compensation Committee”) reviews and determines salaries, performance-based incentives and other matters relating to executive compensation; generally administers our equity award and stock option plans, including reviewing and granting stock options and other equity awards to our executive officers; reviews and evaluates the performance of, and succession planning for, executive officers other than our CEO; and provides general oversight over leadership development processes and strategies for executive and senior officers. Additional information regarding the Compensation Committee is included in the “Compensation Discussion and Analysis” below.

The Nominating and Corporate Governance Committee (the “Corporate Governance Committee”) reviews and reports to our Board on a periodic basis with regard to matters of corporate governance and assists our Board in fulfilling its responsibilities to assure that we are governed in a manner consistent with the interests of our stockholders. Additional information regarding the Corporate Governance Committee is included in the “Corporate Governance” section above.

The Strategy, Technology and Process Committee (the “Technology Committee”) reviews and provides oversight of, and counsel on, matters relating to technology and innovation and assists our Board in its guidance of our technology strategies and our operations strategies and key initiatives required to achieve our five-year strategic plan.

The Risk Committee (the “Risk Committee”) reviews, evaluates and approves our risk management framework, reviews the extent to which management has established effective enterprise risk management across the organization, and reviews and discusses with management our most significant risks and the steps management has taken to monitor and control those risks.

The table below provides meeting information for our Board and each of its committees during 2014:

Type of Meeting	Full Board	Audit	Compensation and Leadership Development	Nominating and Corporate Governance	Strategy, Technology and Process	Risk
In Person	5	4	4	4	4	3
Telephonic	11	7	3	4	0	0

Total Meetings in 2014	16	11	7	8	4	3

The table below provides membership information for each of the Board committees during 2014:

Name	Audit	Compensation and Leadership Development	Nominating and Corporate Governance	Strategy, Technology and Process	Risk
John D. Curtis(1)	X	—	Chair	—	X
James C. McGroddy	—	—	—	Chair	X
David A. Poe(1)	X				Chair
Harlan F. Seymour	—	X	X	X
John M. Shay, Jr.	X	Chair	—	—
John E. Stokely	Chair	—	X	—
Jan H. Suwinski	—	X	—	X
Philip G. Heasley	—	—	—	X
(1)	Mr. Poe replaced Mr. Curtis as a member of the Audit Committee after March 19, 2014.

Board Leadership Structure

Mr. Seymour is currently the Chairman of the Board. The Board intends to appoint an independent director as Chairman of the Board following the Annual Meeting. Our President and CEO, Mr. Heasley, is the only member of our Board who is not an independent director. We believe that this leadership structure enhances the accountability of our President and CEO to the Board and strengthens the Board’s independence from management.

Board’s Role in Risk Oversight

Although management is responsible for the day-to-day management of risks to the Company, our Board provides broad oversight of the Company’s risk management programs. In this oversight role, our Board is responsible for satisfying itself that the risk management processes designed and implemented by the Company’s management are functioning and that the systems and processes in place will bring to its attention the material risks facing the Company in order to permit the Board to effectively oversee the management of these risks. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to mitigate those risks, but also understanding what level of risk is appropriate for the Company. The involvement of our full Board in the risk oversight process allows our Board to assess management’s tolerance for risk and also determine what constitutes an appropriate level of risk for the Company.

While our Board provides broad oversight of the Company’s risk management processes, various committees of the Board oversee risk management in their respective areas and regularly report on their activities to our entire Board. In particular, the Risk Committee focuses on reviewing, evaluating and approving the Company’s risk management profile, reviewing the extent to which management has established effective enterprise risk management across the organization, and reviewing and discussing with management the Company’s most significant risks and the steps management has taken to monitor and control those risks. The Audit Committee focuses on assessing and mitigating financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors. The Compensation Committee also strives to create incentives that encourage an appropriate level of risk-taking behavior consistent with the Company’s business strategy. The Technology Committee concentrates on the Company’s technology strategies and reviews the scope, direction, quality, investment levels and execution of such strategies as well as strategic transactions primarily relating to technology, and considers the level of risk associated with the technology strategies formulated by management.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure provides appropriate checks and balances against undue risk taking.

Compensation Risk Analysis

We have reviewed our material compensation policies and practices for all employees and have concluded that these policies and practices are not reasonably likely to have a material adverse effect on the Company. While risk-taking is a necessary part of growing a business, our compensation philosophy, as discussed below in the section entitled “Compensation Discussion and Analysis,” is focused on aligning compensation with the long-term interests of our stockholders as opposed to rewarding short-term management decisions that could pose long-term risks. Specifically, our compensation programs contain many design features that mitigate the likelihood of inducing excessive risk-taking behavior. These features and characteristics include, without limitation:

•	a balance of fixed and variable compensation, with variable compensation tied both to short-term objectives and long-term objectives;

•	the use of performance shares with specific performance goals combined with stock options for equity awards which we believe balances risk incentives;

•	the Compensation Committee’s ability to exercise downward discretion in determining incentive program payouts;

•	recoupment and forfeiture provisions pertaining to annual incentive payouts and long-term incentive equity awards which provisions are applicable to all employees, including our executive officers;

•	share ownership guidelines applicable to our executive officers;

•	the use of time-based vesting for our stock options ensures that our executives’ interests align with those of our stockholders over the long term; and

•	the use of a three-year performance period for our performance shares ensures that our executives focus on the long-term performance of the Company.

Director Nomination Process

The Corporate Governance Committee identifies, evaluates and recommends director candidates to our Board. The Corporate Governance Committee considers director candidates submitted to it in writing by stockholders as well as recommendations from third-party search firms, current directors and others. The Corporate Governance Committee engaged Korn Ferry International to assist in identifying director nominees for election at the Annual Meeting.

The Corporate Governance Committee has no specific policy on diversity and does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Prospective nominees are not discriminated against on the basis of age, gender, race, religion, national origin, sexual orientation, disability or any other reason. In addition, the Corporate Governance Committee takes into consideration the criteria described below in “PROPOSAL 1 ELECTION OF DIRECTORS.”

Stockholder Recommendations for Director Nominees

The Corporate Governance Committee considers stockholder recommendations for candidates for our Board furnished to the Company as set forth below in the section entitled “Stockholder Communications with our Board.” The Secretary of the Company did not receive, by a date not less than 90 calendar days nor greater than 120 calendar days prior to the first anniversary of the date of our 2014 Annual Meeting of Stockholders, a recommended director nominee for election at this Annual Meeting from any eligible stockholder.

Stockholder Nomination Process

Pursuant to our Bylaws, as amended, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been received by the Secretary of the Company not less than 90 calendar days nor greater than 120 calendar days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of stockholders.

Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder is a holder of record of our common stock entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares owned beneficially and of record by the stockholder giving notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among the stockholder, the beneficial owner on whose behalf the notice is given and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by our Board; (vi) the consent of each nominee to serve as a director of the Company if so elected; and (vii) whether the stockholder, or the beneficial owner on whose behalf the nomination is made, intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of our common stock entitled to vote required to elect the nominee(s).

In addition to the name and address of the stockholder making the nomination, as they appear on the Company’s books, the notice must also include the name and principal business address of all (A) persons controlling, directly or indirectly, or acting in concert with, such stockholder, (B) beneficial owners of shares of stock of the Company owned of record or beneficially by such stockholder (with the term “beneficial ownership” as used herein to have the meaning given to that term in Rule 13d-3 under the Securities Exchange Act (the “Exchange Act”)) and (C) persons controlling, controlled by, or under common control with, any person specified in the foregoing clause (A) or (B) (with the term “control” as used herein to have the meaning given to that term in Rule 405 under the Securities Act of 1933, as amended) (any such person or beneficial owners set forth in the foregoing clauses (A), (B) and (C) shall be a “Stockholder Associated Person” for purposes of our Bylaw 14(c)).

The stockholder notice must also disclose (i) any derivative positions related to any class or series of securities of the Company held or beneficially held by the stockholder and each Stockholder Associated Person (as defined above); and (ii) whether and the extent to which any hedging, swap or other transactions or series of transactions have been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the stockholder or any Stockholder Associated Person with respect to any shares of stock of the Company.

If the Board so requires, to be eligible to be a nominee for election or re-election as a director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice) to the Secretary at the principal executive offices of the Company, a written questionnaire with respect to the identity, background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in the questionnaire, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

The Secretary of the Company did not receive written notice from any stockholder regarding an intention to make a nomination.

Stockholder Communications with our Board

Communications from stockholders to our Board, including stockholder director recommendations as well as stockholder proposals submitted in accordance with the procedure described below in the section entitled “Stockholder Proposals,” may be delivered to the Secretary of the Company at the Company’s principal executive office located at 3520 Kraft Rd, Suite 300, Naples, Florida 34105, sent via e-mail to grp-ACI-directors@aciworldwide.com or via telephone to (402) 390-7600. These communications will be received by the Secretary of the Company, who will forward them to the appropriate members of our Board.

PROPOSAL 1

ELECTION OF DIRECTORS

Harlan F. Seymour, John D. Curtis and John E. Stokely each intend to retire from the Board as of the Annual Meeting and have requested that they not be nominated for re-election.

Following the Annual Meeting of Stockholders, our Board will be comprised of eight directors. Three new candidates have been nominated for election as directors. Our Board has nominated for election as directors Philip G. Heasley, James C. McGroddy, Charles E. Peters, Jr., David A. Poe, Adalio T. Sanchez, John M. Shay, Jr., Jan H. Suwinski, and Thomas W. Warsop III, each to serve until the 2016 Annual Meeting of Stockholders and thereafter, until his respective successor is duly elected and qualified. We expect that each of the nominees will be available for election, but if any of them is unwilling or unable to serve as a candidate at the time the election occurs, it is intended that each share represented by proxy at the Annual Meeting will be voted for the election of another nominee to be designated by the Board to fill any such vacancy.

Our Board selects nominees with a view to establishing a Board of Directors that is comprised of members who:

•	demonstrate the highest character and integrity;

•	are independent and free of any conflicts of interest;

•	are willing and able to devote sufficient time to the affairs of the Company;

•	have the capacity and desire to represent the balanced, best interests of our stockholders; and

•	bring diverse perspectives to our Board as well as sound business acumen.

We believe that each of the director nominees bring these qualifications to our Board. Moreover, they provide our Board with a diverse complement of specific business skills, experience and perspectives, including: extensive financial and accounting expertise, public company board experience, understanding of and experience in technology and software industries, experience with companies with a global presence and those that have high-growth strategies, and extensive operational and strategic planning experience in complex, global companies.

Listed below are key skills and experience that we consider important for our directors to have in light of our current business and structure.

•

Senior Leadership Experience.    Directors who have served in senior leadership positions are important to us, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important strategic, operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board, may be enhanced if their leadership experience has been developed at businesses or organizations that operated on a global scale, faced significant competition, and/or involved technology or other rapidly evolving business models.

•

Public Company Board Experience.    Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors; the relations of a board to the CEO and other management personnel; the importance of particular agenda and oversight matters; and oversight of a changing mix of strategic, operational, and compliance-related matters.

•

Financial Expertise.    Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists our directors in understanding, advising, and overseeing our capital structure, financing and investing activities, financial reporting and internal control of such activities.

•

Industry and Technical Expertise.    Because we are a technology and software provider, education or experience in relevant technology is useful in understanding our research and development efforts, competing technologies, the various products and processes that we develop, and the market segments in which we compete. In addition, our software products and services are primarily focused on facilitating electronic payments both in domestic and international markets. Knowledge of, and experience in, the global electronic payments industry and the banking and financial services industries provides useful insight into the needs, practices and operations of the Company’s principal customer base.

•

Global Expertise.    Because we are a global organization with research and development, channel facilities, sales and other offices in many countries and customers located in over 80 different countries, directors with global expertise can provide a useful business and cultural perspective regarding many significant aspects of our business.

•

Legal Expertise.    Directors who have legal education and experience can assist our Board in fulfilling its responsibilities related to the oversight of the Company’s legal and regulatory compliance, and engagement with regulatory authorities.

Director Nominees

The following provides biographical information regarding our director nominees and describes the key skills, experience and expertise that each of our director nominees brings to our Board of Directors in addition to the general criteria described above satisfied by each of our director nominees. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

Philip G. Heasley	Director Since: 2005
Age: 65

Skills, Experience and Expertise:	Biographical Information:
• Senior Leadership Experience • Public Company Board Experience • Industry and Technical Expertise • Business Development, M&A and Strategic Alliances Experience	• Our President and Chief Executive Officer since March 2005
• Chairman and Chief Executive Officer of PayPower LLC, an acquisition and consulting firm specializing in financial services and payment services from October 2003 to March 2005
• Chairman and Chief Executive Officer of First USA Bank from October 2000 to November 2003
• Served in various capacities for U.S. Bancorp from 1987 until 2000, including Executive Vice President, and President and Chief Operating Officer
• Serves on the National Infrastructure Advisory Council for the President

•  Previously a director of Lender Processing Services, Inc. (NYSE: LPS), a provider of mortgage processing services, settlement services, mortgage performance analytics and default solutions; Official Payments Holdings, Inc. (NASDAQ: OPAY), a provider of electronic payment biller-direct solutions; Fidelity National Title Group, now known as Fidelity National Financial, Inc. (NYSE: FNF), a provider of title insurance, specialty insurance and claims management services; Kintera, Inc. (NASDAQ: KNTA), a provider of software for non-profit organizations, until it was acquired by Blackbaud, Inc. (NASDAQ: BLKB); Ohio Casualty Corporation (NASDAQ: OCAS), the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty insurance companies that make up Ohio Casualty Group, collectively referred to as Consolidated Corporation; and Fair Isaac Corporation (NYSE: FICO), a provider of analytics and decision management technology

James C. McGroddy	Director Since: 2008
Age: 78
Skills, Experience and Expertise:	Biographical Information:
• Senior Leadership Experience • Public Company Board Experience • Industry and Technical Expertise • Global Expertise • Business Development, M&A and Strategic Alliances Experience	• Self-employed consultant
• Employed by International Business Machines Corporation from 1965 through 1996 in various capacities, including seven years as Senior Vice President of Research
• Chairman of the Board of MIQS, a Colorado-based healthcare information technology company
• Member of the U.S. National Academy of Engineering
• Previously served as a director of Paxar Corporation (NYSE: PXR), a provider of merchandising systems for the retail and apparel industry

Charles E. Peters, Jr.	Director Nominee
Age: 63
Skills, Experience and Expertise:	Biographical Information:
• Financial Expertise • Business Development, M&A and Strategic Alliance Experience • Global Experience • Public Company Board Experience	• Executive Vice President and Chief Financial Officer of Red Hat, Inc. (NYSE: RHT), a multi-national global leader in open-source software, since 2004
• Served as Senior Vice President and Chief Financial Officer of Burlington Industries (NYSE: BUR), a multi-national manufacturer of textiles, commercial carpet and consumer products from 1995 to 2004
• Served as Senior Vice President of Finance of Boston Edison Company (NYSE: BSE), a public utility company that provided electricity to eastern Massachusetts, from 1991 to 1995

•  Served in various financial management positions at GenRad Inc. (NYSE: GEN), a multi-national company which designs, manufacturers and markets integrated hardware and software solutions that enable the successful manufacture, test and service of electronic equipment, from 1982 to 1991

• Served as Senior Manager at Price Waterhouse, a multi-national professional services network, from 1973 to 1982
• Director of Veracode Inc., a privately held software company providing security solutions designed to protect organizations from application-layer cyber attacks

•  Previously served as a director of Sourcefire, Inc. (NASDAQ: FIRE), a developer of network security hardware and software, Lulu, Inc., a privately held electronic publishing company, and Protective Products of America, Inc. (TSX: PPA), a provider of body armor to military and police

David A. Poe	Director Since: 2014
Age: 67
Skills, Experience and Expertise:	Biographical Information:
• Senior Leadership Experience • Financial Expertise • Business Development, M&A and Strategic Alliances Experience • Industry and Technical Expertise • Public Company Board Experience	• Of Counsel to Edgar, Dunn & Company, an independent global financial services and payments consultancy firm, since April 2014
• Senior Director of Edgar, Dunn & Company since April 2008

•  Previously a certified public accountant with Deloitte, Touche & Company

•  Member of the Advisory Board for the Bank of San Francisco (Chairman Emeritus)

•  Chairman of the Board of Geothermal Engineering Ltd., a privately held UK company

•  Director of the University of Idaho Foundation (currently Chairman of the Investment Committee)

•  Previously a director of Official Payments Holdings, Inc. (NASDAQ: OPAY), a provider of electronic payment biller-direct solutions; and several private technology companies

Adalio T. Sanchez	Director Nominee
Age: 55
Skills, Experience and Expertise:	Biographical Information:
• Senior Leadership Experience • Industry and Technical Experience • Global Experience • Business Development, M&A and Strategic Alliance Experience

•  Served as Senior Vice President of the Lenovo Group Limited (HK:0992), an international PC technology company, from 2014 to 2015

•  Served in various capacities at International Business Machines Corporation (NYSE: IBM), a global technology and innovation company, from 1982 to 2014, including sixteen years in senior executive and global general management roles

•  Member of the Board of Directors and Treasurer of the Florida International University Foundation

John M. Shay, Jr.	Director Since: 2006
Age: 67
Skills, Experience and Expertise:	Biographical Information:
• Financial Expertise • Business Development, M&A and Strategic Alliances Experience • Global Experience	• President and owner of Fairway Consulting LLC, a business consulting firm

•  Employed by Ernst & Young LLP, a Big Four accounting firm offering audit, business advisory and tax services from 1972 through March 2006 serving as an audit partner from October 1984 to March 2006 and managing partner of the firm’s New Orleans office from October 1998 through June 2005

• Served as an adjunct auditing professor in the graduate business program of the A.B. Freeman School of Business at Tulane University for approximately 10 years
• Certified Public Accountant

Jan H. Suwinski	Director Since: 2007
Age: 73
Skills, Experience and Expertise:	Biographical Information:
• Senior Leadership Experience • Public Company Board Experience • Industry and Technical Expertise • Business Development, M&A and Strategic Alliances Experience • Global Expertise	• Clinical Professor of Management and Operations at the Samuel Curtis Johnson Graduate School of Management at Cornell University in Ithaca, New York
• Served in various management positions in technology based businesses at Corning Incorporated from 1965 to 1996
• Served as Executive Vice President of the Opto Electronics Group and a member of the operating committee at Corning Incorporated from 1990 to 1996
• Served as Chairman of Siecor Corporation, a Corning joint venture with Siemens AG from 1992 to 1996
• Director of Thor Industries, Inc. (NYSE: THO), a manufacturer of recreational vehicles and buses

•  Previously served as a director of Tellabs, Inc. (NASDAQ: TLAB), a provider of telecommunications networking products; and Ohio Casualty Corporation (NASDAQ: OCAS), the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty insurance companies that make up Ohio Casualty Group, collectively referred to as Consolidated Corporation

Thomas W. Warsop III	Director Nominee
Age: 48
Skills, Experience and Expertise:	Biographical Information:
• Senior Leadership Experience • Industry and Technical Experience • Global Experience • Business Development, M&A and Strategic Alliance Experience	• President and Chief Executive Officer of The Warranty Group, Inc., a provider of insurance and insurance services, since August 2012
• Served as Group President and held various management positions at Fiserv, Inc. (NASDAQ: FISV), a provider of technology solutions to the financial world, from 2007 to 2012
• Served in various capacities for Electronic Data Systems for 17 years, including President of EDS’ Business Process Outsourcing unit in Asia Pacific and Vice President in the United Kingdom
• Director of The Warranty Group, Inc., and certain affiliates

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.

DIRECTOR COMPENSATION

It is our Board’s general policy that compensation for independent directors should be a mix of cash and equity. As part of a director’s total compensation, and to create a direct linkage with corporate performance and stockholder interests, our Board believes that a meaningful portion of a director’s compensation should be provided in, or otherwise based on, the value of appreciation in our common stock. We do not pay our employee directors for service on our Board in addition to their regular employee compensation.

Retainer Fees

Each independent director receives a $40,000 base annual retainer fee. The Chairman of the Board receives an additional $50,000 annual premium. The Chairman of the Audit Committee and the Chairman of the Compensation Committee each receive an additional $10,000 annual premium. The Chairman of the Risk Committee, the Chairman of the Technology Committee and the Chairman of the Corporate Governance Committee each receive an additional $5,000 annual premium. Members of the Audit Committee and members of the Compensation Committee, other than the chairmen, receive an additional $4,000 annual premium. Members of the Risk Committee, members of the Strategy Committee and members of the Corporate Governance Committee, other than the chairmen, each receive an additional $3,000 annual premium. Annual retainer fees are paid on a quarterly basis.

Meeting Fees

In addition to the retainer fees, each independent director receives $2,000 for each in-person or telephonic board or committee meeting attended. If a director attends an in-person meeting telephonically, the meeting fee is $1,000.

Equity-Based Compensation

Our independent directors are granted an annual equity award. Such grants are made at the discretion of our Board based on the recommendations of the Corporate Governance Committee. Director equity awards are provided pursuant to the terms of our 2005 Equity and Performance Incentive Plan, as amended (the “2005 Incentive Plan”). Director equity awards vest on the earlier to occur of (i) the date which is one year following the date of grant, and (ii) the day immediately prior to the date of the next annual meeting of our stockholders occurring following the date of grant. The independent directors’ equity awards provide for accelerated vesting upon the director’s death or disability or upon a change-in-control of the Company.

On June 18, 2014, our independent directors were each granted 13,539 shares of restricted stock.

Deferred Compensation Plan

Each independent director may elect to defer receipt of all or a part of his cash compensation on a calendar year basis under the Company’s Amended and Restated Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is an unfunded, nonqualified deferred compensation plan designed to allow independent directors and a select group of management or highly compensated employees of the Company designated by our Compensation Committee to save for retirement on a tax-deferred basis. Additional information on the Deferred Compensation Plan can be found under the heading “Deferred Compensation Plan” in the “Executive Compensation” section below.

Director Summary Compensation Table

The table below summarizes the compensation we paid to our independent directors during the fiscal year ended December 31, 2014.

Director Summary Compensation Table(1)

Name(2) (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards(3) ($) (c)	Total ($) (h)
John D. Curtis	104,250	250,020	354,270
James C. McGroddy	91,250	250,020	341,270
David A. Poe	74,750	250,020	324,770
Harlan F. Seymour	163,000	250,020	413,020
John M. Shay, Jr.	112,000	250,020	362,020
John E. Stokely	113,000	250,020	363,020
Jan H. Suwinski	97,000	250,020	347,020

(1)	Columns (d), (e), (f) and (g) to this table entitled “Option Awards”, “Non-Equity Incentive Plan Compensation”, “Change in Pension Value and Nonqualified Compensation Earnings” and “All Other Compensation”, respectively, have been omitted because no compensation is reportable thereunder.
(2)	Philip G. Heasley, our President and CEO, is not included in this table as he is an employee of the Company and thus, receives no compensation for his service as a director. The compensation received by Mr. Heasley as an employee of the Company is shown in the “Summary Compensation Table” in the “Executive Compensation” section below.

(3)	The amounts in column (c) reflect the grant date fair value of each stock award granted during 2014, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). The amounts shown do not correspond to the actual value that will be realized by the independent director. The assumptions used in the calculation of these amounts are included in footnote 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2014, included in our Annual Report. The grant date fair value of the stock awards granted to our independent directors on June 18, 2014 was $18.47 per share of restricted stock. The aggregate grant date fair value for all stock awards granted to our independent directors on June 18, 2014 was $1,750,140. The following table sets forth each independent director’s aggregate number of stock awards (unvested shares of restricted stock) and stock option awards (all of which were vested) outstanding as of December 31, 2014.

Name	Unvested Stock Awards	Aggregate Stock Option Awards
John D. Curtis	13,539	240,000
James C. McGroddy	13,539	120,000
David A. Poe	13,539	—
Harlan F. Seymour	13,539	—
John M. Shay, Jr.	13,539	150,000
John E. Stokely	13,539	60,000
Jan H. Suwinski	13,539	210,000

Independent Director Stock Ownership Guidelines

The Board has stock ownership guidelines designed to further link the interests of our Board with that of our stockholders. These guidelines provide that each of our independent directors should have equity positions in the Company with a value equal to five times his annual retainer amount. Direct and indirect stock ownership, including the vested in-the-money portion of any stock options held by the independent director, are included in determining each director’s equity position. Each independent director has five years to achieve the target ownership level. A director who fails to meet the ownership guidelines within the five-year period will not be eligible for new equity awards until the director achieves his prescribed ownership level.

REPORT OF THE AUDIT COMMITTEE

Messrs. Shay and Stokely served as members of the Audit Committee throughout 2014. Mr. Curtis served as a member of the Audit Committee through its March 19, 2014 meeting. Thereafter Mr. Poe served as a member of the Audit Committee. At all times during 2014, each member of the Audit Committee was “independent” as defined in the NASDAQ listing standards. Our Board determined that each of the members met the NASDAQ regulatory requirements for financial literacy and that Mr. Stokely and Mr. Shay are “audit committee financial experts” as defined under SEC rules.

The Audit Committee operates pursuant to a charter (the “Audit Committee Charter”), a copy of which is available on our website at www.aciworldwide.com in the ABOUT ACI — Investor Relations — Corporate Governance section.

The Audit Committee, on behalf of our Board, oversees the Company’s financial reporting process as more fully described in the Audit Committee Charter. Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal controls over financial reporting and compliance with laws and regulations and ethical business standards. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal controls. Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm.

The Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing independent audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon. In fulfilling its oversight responsibilities, the Audit Committee (i) reviewed and discussed the audited consolidated financial statements and the footnotes thereto in the Company’s annual report on Form 10-K for 2014 with management and Deloitte, and (ii) discussed with management and Deloitte the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee discussed with the Company’s internal auditors and Deloitte, with and without management present, their evaluations of the Company’s internal accounting controls and reviewed with management the basis for management’s assessment of the effectiveness of the Company’s internal controls over financial reporting.

The Company’s independent registered public accounting firm is responsible for expressing opinions on (i) the conformity of the Company’s audited consolidated financial statements, in all material respects, to accounting principles generally accepted in the U.S., and (ii) the effectiveness of the Company’s internal controls over financial reporting. The independent registered public accounting firm has full and free access to the Audit Committee. The Company’s independent registered public accounting firm has expressed the opinion that the Company’s audited consolidated financial statements conform, in all material respects, to accounting principles generally accepted in the U.S. The Audit Committee reviewed and discussed with the independent registered public accounting firm its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company’s independent registered public accounting firm under Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance (formerly Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T).

The Audit Committee discussed with the Company’s independent registered public accounting firm its independence from management and the Company, and received from Deloitte the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm and management the independent registered public accounting firm’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for 2014.

MEMBERS OF THE AUDIT COMMITTEE John E. Stokely, Chairman David A. Poe John M. Shay, Jr.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected and appointed, and our Board has approved the Audit Committee’s selection and appointment, of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. If the stockholders do not ratify the selection, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm for the next fiscal year. Even if the selection is ratified by our stockholders, the Audit Committee may in its discretion change the appointment at any time during the year if it determines that such a change would be in the best interests of the stockholders.

Representatives of Deloitte are expected to be present at the Annual Meeting to make a statement should they so desire and to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees paid or payable for the indicated services performed by Deloitte during 2014 and 2013 in its capacity as our independent registered public accounting firm during such years.

Fee Category	2014	2013
	($)
Audit Fees	3,657,793	3,902,742
Audit Related Fees	0	164,275
Tax Fees	546,039	338,462
Other Fees	0	0
Total Fees	4,200,832	4,405,479

Audit Fees.    This category represents the aggregate fees paid or payable to Deloitte for professional services rendered for (i) the audit and quarterly reviews of the Company’s annual consolidated financial statements for 2014 and 2013, (ii) the audit of the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2014 and December 31, 2013 in accordance with the standards of the Public Company Accounting Oversight Board, and (iii) statutory audits of certain subsidiaries.

Audit-Related Fees.    This category represents the aggregate fees billed by Deloitte for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported under “Audit Fees” for 2014 or 2013. The professional services performed by Deloitte in 2014 consisted of audit and tax related services. The professional services performed by Deloitte in 2013 consisted of (i) services associated with SEC registration statements and related documents filed with the SEC or other documents issued in connection with debt securities and (ii) accounting research.

Tax Fees.    This category represents the aggregate fees billed by Deloitte for tax-related services rendered to the Company for 2014 and 2013. Tax fees billed by Deloitte in 2014 consisted of fees for professional services related primarily to tax compliance projects, including audit and tax related services. Tax fees billed by Deloitte in 2013 consisted of fees for professional services related primarily to tax compliance projects, including (i) tax compliance services associated with recent acquisitions, (ii) assistance in the preparation of tax credit calculations and (iii) preparation of, and assistance with, expatriate tax returns and payroll calculations.

All Other Fees.    There were no other fees billed by Deloitte for services rendered to the Company during 2014 or 2013, other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

The Audit Committee has considered whether the provision of the services by Deloitte, as described above in “Tax Fees” is compatible with maintaining the independent registered public accounting firm’s independence.

Pre-Approval of Audit and Non-Audit Services

We have policies for pre-approval of all audit and non-audit services to be provided to us by our independent registered public accounting firm and its member firms. Under these policies, all audit and non-audit services to be performed by our independent registered public accounting firm must be approved by the Audit Committee in advance. A proposal for audit and non-audit services must include a description and purpose of the services, estimated fees and other terms of the services. To the extent a proposal relates to non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of our independent registered public accounting firm are also required. Any engagement letter relating to a proposal must be presented to the Audit Committee for review and approval, and the Chairman of the Audit Committee may sign, or authorize an officer to sign, such engagement letter.

All services provided by our independent registered public accounting firm in 2014 and 2013 were pre-approved by the Audit Committee.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on this proposal is required for the approval of the proposal. Because only a majority of shares actually voting is required to approve Proposal 2, broker non-votes will have no effect on the outcome of the voting on this proposal. Abstentions will have the legal effect of a vote against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Board is providing our stockholders with the opportunity to vote, on an advisory basis, on the executive compensation of our Named Executive Officers (as defined in the “Compensation Discussion and Analysis” section below). This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the accompanying compensation tables and other related tables and narrative discussion contained in this Proxy Statement.

As described in detail in the “Compensation Discussion and Analysis,” our executive compensation programs are performance-based programs designed to (i) attract, retain, motivate and reward highly qualified and talented executives, including our Named Executive Officers, who provide leadership to the Company necessary to drive superior results; (ii) reward senior executives, including our Named Executive Officers, for achieving measurable goals designed to drive superior Company results; and (iii) strengthen the commonality of interest between our stockholders and senior executives, including our Named Executive Officers.

This advisory vote is not intended to address any specific item of compensation, but rather, the overall compensation of our Named Executive Officers and the principles, policies and procedures related to executive compensation described in this Proxy Statement. We therefore urge our stockholders to read the “Compensation Discussion and Analysis,” the accompanying compensation tables and other related tables and narrative discussion which describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. The following practices are highlighted throughout the “Compensation Discussion and Analysis” section:

•

A significant portion of the total on-target compensation of our Named Executive Officers is performance-based compensation directly tied to Company financial, operational or strategic performance goals.

•

The 2014 long-term incentive program is comprised of a combination of stock options and performance shares in order to reinforce the Compensation Committee’s objective of making long-term incentive awards variable so that the level of compensation actually earned depends on the Company’s performance against specified financial goals, and is directly tied to stockholder value.

•

Performance shares are earned, if at all, after a three-year performance period based on the achievement of performance goals relating to the Company’s compound annual growth rate in sales and cumulative operating income over the three-year performance period.

•	We have stock ownership guidelines for our directors and executive officers.

•	Our equity award and our annual variable cash incentive award agreements incorporate forfeiture and recoupment provisions.

•	Our equity plans expressly prohibit re-pricing awards without stockholder approval.

We believe that our executive compensation philosophy, our core compensation objectives and our compensation programs, practices and policies have resulted in executive compensation decisions that have appropriately incentivized the achievement of financial goals that have benefited our Company and our stockholders and are expected to drive long-term stockholder value over time. Accordingly, the following resolution is submitted for an advisory stockholder vote:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Compensation Discussion and Analysis,” the accompanying compensation tables and the other related tables and narrative discussion.

Advisory Vote

Stockholders are not ultimately voting to approve or disapprove our Board’s recommendation. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our Named Executive Officers, or otherwise. The Compensation Committee and our Board expect to take into account the outcome of this stockholder advisory vote when considering future executive compensation decisions.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on this proposal is required for the approval of the proposal. Because only a majority of shares actually voting is required to approve Proposal 3, broker non-votes will have no effect on the outcome of the voting on this proposal. Abstentions will have the legal effect of a vote against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

INFORMATION REGARDING SECURITY OWNERSHIP

The following tables set forth certain information regarding the beneficial ownership of our common stock as of March 31, 2015 by (i) each of our directors, (ii) each of our Named Executive Officers (as defined in the “Summary Compensation Table” below), (iii) all of our executive officers and directors as a group, and (iv) each person known by us to beneficially own more than 5% of the outstanding shares of our common stock. The percentages in these tables are based on 116,696,085 outstanding shares of common stock as of March 31, 2015. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares underlying options held by that person that will be exercisable within 60 days of March 31, 2015 are deemed to be outstanding. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2015 by (i) each of our directors and director nominees, (ii) each of our Named Executive Officers, and (iii) all of our executive officers, directors and director nominees as a group. No family relationships exist among our directors and executive officers.

Beneficial Owner(1)	Number of Shares Directly Owned	Number of Shares Subject to Currently Exercisable Options or Which May be Acquired Within 60 Days(2)	Total Shares Beneficially Owned	Percent
Philip G. Heasley	1,222,404	749,998	1,972,402	1.7%
Scott W. Behrens	154,548	249,005	403,553	*
Daniel J. Frate	104,295	13,180	117,475	*
Carolyn B. Homberger	12,272	51,885	64,157	*
Apratim Purakayastha	13,010	17,028	30,038	*
John D. Curtis	26,014	180,000	206,014	*
James C McGroddy	25,539	120,000	145,539	*
Charles E. Peters, Jr.	—	—	—	*
David A. Poe	13,539	—	13,539	*
Adalio T. Sanchez	—	—	—	*
Harlan F. Seymour	30,539	—	30,539	*
John M. Shay, Jr.	28,539	120,000	148,539	*
John E. Stokely	19,539	—	19,539	*
Jan H. Suwinski	103,539	210,000	313,539	*
Thomas W. Warsop III	—	—	—	*
All Directors, Director Nominees and Executive Officers as a group (17 persons)	2,095,355	2,159,710	4,255,065	3.6%

*	Less than 1% of the outstanding shares of our common stock.

(1)	The address for all of our directors, director nominees and executive officers is the address of the Company’s principal executive offices located at 3520 Kraft Rd, Suite 300, Naples, Florida 34105.

(2)	Includes shares issuable upon exercise of vested stock options as of 60 days following March 31, 2015 (May 30, 2015).

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2015 by each person known by us to beneficially own more than 5% of the outstanding shares of our common stock.

Waddell & Reed Investment Management Co.(1)	14,353,964	12.3%
6300 Lamar Avenue, Overland Park, KS 66202
Brown Capital Management, LLC(2)	9,814,334	8.4%
1201 N. Calvert Street, Baltimore, MD 21202
BlackRock, Inc.(3)	9,726,429	8.3%
40 East 52nd Street, New York, NY
Vulcan Value Partners, LLC(4)	9,223,344	7.9%
Three Protective Center 2801 Highway 280 South, Suite 300, Birmingham, AL 35223
The Vanguard Group(5)	7,163,199	6.1%
100 Vanguard Blvd., Malvern, PA 19355

(1)	Based on a Schedule 13G filed with the SEC on February 13, 2015

(2)	Based on a Schedule 13G filed with the SEC on February 5, 2015.

(3)	Based on a Schedule 13G filed with the SEC on January 23, 2015.

(4)	Based on a Schedule 13G filed with the SEC on February 17, 2015.

(5)	Based on a Schedule 13G filed with the SEC on February 10, 2015

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the rules of the SEC require our directors, certain officers and beneficial owners of more than 10% of our outstanding common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Company employees generally prepare these reports on behalf of our executive officers on the basis of information obtained from them and review the forms submitted to us by our non-employee directors and beneficial owners of more than 10% of the common stock. Based on such information, we believe that all reports required by Section 16(a) of the Exchange Act to be filed by our directors, officers and beneficial owners of more than 10% of the common stock during or with respect to 2014 were filed on time, except that Daniel J. Frate, Carolyn B. Homberger, Apratim Purakayastha and Anthony M. Scotto, Jr., did not timely file a Form 3 for their executive officer appointments occurring in December 2014, but such Forms 3 were subsequently filed.

INFORMATION REGARDING EQUITY COMPENSATION PLANS

The following table sets forth, as of December 31, 2014, certain information related to our compensation plans under which shares of our common stock are authorized for issuance:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	7,345,831	$12.27	8,470,051	(1)
Equity compensation plans not approved by security holders	—	$—	—

Total	7,345,831	$12.27	8,470,051

(1)	This number reflects shares reserved for issuance in connection with performance share awards under the 2005 Incentive Plan outstanding as of December 31, 2015 based on the targeted award amounts.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis is designed to provide stockholders with an understanding of our compensation philosophy, core principles and decision making process. It discusses the determinations of the Compensation and Leadership Development Committee of our Board of Directors (the “Committee” for purposes of this discussion and analysis) of how and why, in addition to what, compensation actions were taken for the following “Named Executive Officers” during 2014.

Phillip G. Heasley	President and Chief Executive Officer
Scott W. Behrens	Senior Executive Vice President, Chief Financial Officer and Chief Accounting Officer
Daniel J. Frate	Group President, Strategic Products & Global Markets
Carolyn A. Homberger	Group President, Customer Management & Maintenance
Apratim Purakayastha	Group President, ACI On-Demand

Executive Summary

Business Highlights

Several key accomplishments for 2014 include the following:

•	Revenue of $1.016 billion, an increase of $151 million from 2013;

•	Adjusted operating income of $163 million, an increase of $8 million from 2013;

•	Sales, net of term extensions (“SNET”) of $702 million, an increase of $102 million from 2013; and

•

The acquisition and integration of Retail Decisions, or ReD, enhancing our Universal Payments strategy and further strengthening our leadership position in the fast-growing payments risk management space.

2014 Financial Results

During 2014, we grew revenue, operating income and 60-month backlog as follows:

	Fiscal Year 2014 ($ in millions)	Fiscal Year 2013 ($ in millions)	Percentage Increase
Revenue	$1,016.1	$864.9	17.5%
Operating Income	$162.9	$155.0	5.1%
60-Month Backlog	$4,229.4	$3,860.5	9.6%

2014 Resulting Pay Outcomes

Our 2014 annual variable cash incentive compensation program and 2012-2014 LTIP awards programs are designed to closely tie the compensation paid to our Named Executive Officers with the performance of the Company. A summary of these compensation elements, the applicable performance metrics, and the results we achieved are set forth in the table below.

Compensation Element	Performance Metrics	Results Achieved
2014 MIC	Operating income; SNET; and 60-month backlog for the 2014 fiscal year	Our 2014 results yielded an overall MIC funding level of 31.91% for our Named Executive Officers.
2012 LTIP	Compound annual growth rate of sales and cumulative operating income for the three-year period 2012 through 2014.	Our 2012-2014 results yielded issuance of performance shares equal to 91% of the target payout.

Mr. Heasley recommended to the Committee that he receive no payments under the 2014 Executive MIC and the Committee exercised its discretion accordingly. He otherwise would have received a payout percentage equal to the Funded Incentive Pool Percentage of 31.91%. The amount was used for discretionary bonuses to senior managers and executives.

Ms. Homberger and Mr. Purakayastha were each paid additional discretionary bonuses of $123,585, raising their payout percentages to 76.85%. For each, this additional bonus amount reflected their business unit’s relative performance. They otherwise would have received a payout percentage equal to the Funded Incentive Pool Percentage of 31.91%.

Stockholder Friendly Pay Practices

•	Our equity award and annual variable cash incentive award agreements incorporate forfeiture and recoupment provisions.

•	We have stock ownership guidelines for our directors and executive officers.

•	We grant annual equity awards so our executive officers have unvested awards that could decrease in value if they do not manage the business with a view to the Company’s long-term success.

•	We have a balance of time horizons for our incentive awards, including an annual cash incentive program and three-year performance periods for our performance shares and stock options.

•	With the exception of our Chief Executive Officer, none of our executive officers, including our Named Executive Officers, has an employment agreement with the Company.

•

Over 93% of the votes cast at our 2014 Annual Meeting of Stockholders in the advisory vote on the executive compensation of our Named Executive Officers approved the executive compensation paid to our Named Executive Officers.

•	Our equity plans expressly prohibit re-pricing awards without stockholder approval.

•	We have no supplemental retirement benefits and minimal perquisites.

•	The Committee is advised by Pearl Meyer, an independent executive compensation consultant.

Overview

The remainder of the Compensation Discussion and Analysis discussion below is organized as follows:

•	Our Executive Compensation Philosophy. This section contains our compensation philosophy and objectives with respect to our executive officers.

•	How We Determine Executive Compensation. This section contains a discussion of the roles of the parties included in the process of determining executive officer compensation.

•

Elements of Executive Officer Compensation.    This section details each element of the compensation we provide to our executive officers, describes the key features and how each element furthers our compensation philosophy and the relevant decisions made for 2014.

•	Analysis of Named Executive Officer Compensation. This section focuses on the compensation provided to each Named Executive Officer during 2014.

•

Analysis of 2014 Incentive Compensation Programs.    This section contains details of the cash-based and equity-based incentive compensation programs pursuant to which we granted Named Executive Officers awards during 2014.

•	Equity Policies. This section describes our equity policies, including our stock ownership guidelines and our equity award granting policy.

•

Tax and Accounting Implications.    This section explains our practices with respect to Section 162(m) of the Internal Revenue Code, as amended (the “Code”), and the deductibility of compensation paid to executive officers as well as our accounting practices for share-based compensation awards under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation.

•	Agreements with Named Executive Officers. This section contains a description of the material terms of our agreements with our Named Executive Officers.

•	2015 Compensation Update. This section contains a brief description of actions taken regarding executive compensation for 2015.

Our Executive Compensation Philosophy

The purpose of our executive compensation program is to:

1.  attract and retain highly qualified executives who provide leadership to the organization necessary to drive superior results;

2.  reward senior executives for achieving measurable goals designed to drive superior company results; and

3.  strengthen the commonality of interest between our stockholders and senior executives.

Underlying the three purposes of executive compensation is our strong belief in a pay-for-performance philosophy. As a result, a significant portion of our executive officer compensation is variable with the level of compensation actually earned by the executive depends on the Company’s performance against specified financial, operational and strategic goals and objectives. As the following chart demonstrates, between 78% and 86% of the total on-target compensation provided to our Named Executive Officers is variable compensation linked directly to the performance of the Company.

We design our executive compensation programs to create incentives that promote a balance of short-term profitability, growth and success and long-term value growth for our stockholders. However, to be successful, we must attract talent globally from the information technology, software development and services and financial payments markets. Accordingly, we strive to design executive compensation programs that are competitive in these industries as well as across a broader spectrum of companies of comparable size and complexity in local and global markets.

We compensate our executive officers with a mix of base salary, variable cash incentives and long-term equity incentives. Base salary is designed to provide a market competitive level of pay for each executive based on the executive’s level within the organization. Variable cash and long-term equity incentives are designed to reward executives for their contributions to the Company’s performance. Executive officer contributions are measured based on achievement of performance targets that correlate to increasing the market success of the business and stockholder value.

To implement our pay-for-performance philosophy, we target total cash compensation for executives at the median of relevant market levels for the respective position. For purposes of this discussion and analysis, the median of relevant market levels or “market median” typically means the 50th percentile of our current peer group and “competitive market data” or “comparative market data” refer to market data regarding our peer group. We generally target base salary levels for our executive officers slightly below market median levels with annual short-term variable cash incentive opportunities tied to specific and measurable performance goals that are important to the Company’s success and targeted to pay out slightly above market median levels when performance goals are achieved or exceeded.

With respect to equity incentives, we strive to grant our executive officers long-term equity incentive opportunities with a targeted grant date value equal to the 65th percentile of the competitive market data for each position. The use of the 65th percentile of competitive market data for on-target long-term incentive awards demonstrates our belief that executive compensation should emphasize performance-based metrics linked to long-term value creation and stockholder alignment.

In 2015, certain officers, including each of the Named Executive Officers other than Mr. Heasley, received supplemental equity incentive awards in addition to the long-term equity incentives described above.

How We Determine Executive Compensation

Role of Compensation Committee

The Committee operates pursuant to a charter (the “Compensation Committee Charter”), a copy of which is available on our website at www.aciworldwide.com in the ABOUT ACI — Investor Relations — Corporate Governance section. During 2014, Messrs. Seymour, Shay and Suwinski served as members of the Committee. At all times during 2014, each of the Committee members was “independent” as defined in Rule 5605(a)(2) of the NASDAQ listing standards.

The Committee approves base salary and incentive compensation for, and addresses other compensation matters with respect to, our executive officers, including our Named Executive Officers. The Committee grants all stock options and other equity awards to all employees.

In determining our executive officers’ compensation, the Committee primarily considers the following:

•	the value of similar incentive awards to officers at comparable companies;

•	the result of the stockholder advisory vote on executive compensation; and

•	the equity and long-term incentive awards given to the officers in prior years.

The Committee is also responsible for the periodic review and evaluation of (i) the terms and administration of our annual and long-term incentive plans to assure that they are structured and administered in a manner consistent with our goals and objectives; (ii) existing equity-related plans and the adoption of any new equity-related plans, including a review and evaluation of our policies and practices relating to grants of equity-based compensation; and (iii) our employee benefits and, if applicable, perquisite programs and approval of any significant changes therein. The Committee also monitors the results of the annual stockholder advisory vote on executive compensation and factors it into the compensation plan.

Role of Our CEO

Our CEO recommends to the Committee the compensation packages for all executive officers. In addition, our CEO annually evaluates the performance of each executive officer and, based on that review, may recommend changes in the executive officer’s compensation to the Committee.

The CEO’s recommendations may include changes in base salary and the annual on-target variable cash incentive awards under our Management Incentive Compensation (“MIC”) program, discretionary cash bonuses, additional or supplemental equity grants, modifications to standard vesting schedules that are deemed to be in the best interest of the Company, and changes to future MIC plan performance metrics or targets to reflect changes in the scope or focus of an executive’s position. All compensation changes for executive officers must be reviewed and approved by the Committee.

Management recommends to the Committee performance targets for our MIC program, which targets are based on our one-year operating plan. Management also makes recommendations for our long-term equity program. The equity program targets are tied to our five-year strategic plan.

Role of External Consultants

Pearl Meyer served as the Committee’s independent compensation consultant in connection with establishing the 2014 executive compensation.

The Committee regularly reviews the services provided by its outside consultants and believes that Pearl Meyer is independent in providing executive compensation consulting services. The Committee conducted a specific review of its relationship with Pearl Meyer in 2014, and determined that Pearl Meyer’s work for the Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act and associated SEC and NASDAQ standards. In making this determination, the Committee reviewed information provided by Pearl Meyer on the following factors:

•	any other services provided to the Company by Pearl Meyer;

•	fees received by Pearl Meyer from the Company as a percentage of Pearl Meyer’s total revenue;

•	policies or procedures maintained by Pearl Meyer to prevent a conflict of interest;

•	any business or personal relationship between the individual Pearl Meyer consultants assigned to the Company and any Committee member;

•	any business or personal relationship between the individual Pearl Meyer consultants assigned to the Company, or Pearl Meyer itself, and our executive officers; and

•	any Company stock owned by the individual Pearl Meyer consultants assigned to the Company.

In particular, the Committee noted that Pearl Meyer did not provide any services to the Company or its management other than service to the Committee, and its services were limited to executive compensation consulting. Specifically Pearl Meyer does not provide, directly or indirectly through affiliates, any non-executive compensation services, including, but not limited to, pension consulting or human resources outsourcing. The Committee will continue to monitor the independence of its compensation consultant on a periodic basis.

Pearl Meyer’s role in 2014 included:

•	assisting the Committee with the review of the peer comparison group of companies;

•	conducting a competitive compensation analysis for key senior management positions within the Company, including each Named Executive Officer’s position;

•	reviewing the annual variable cash incentive program and the long-term equity incentive compensation program;

•	consulting regarding our independent director compensation program; and

•	conducting a benchmarking analysis of compensation against the peer group of companies for the Committee’s review.

In connection with its performance of these activities, Pearl Meyer met with the Committee both with and without management present. From time to time, Pearl Meyer also conducted surveys and analyses to assist the Committee in its analysis and decision-making process related to executive compensation. Pearl Meyer did not provide any services beyond executive and independent director compensation consulting services during 2014.

Effect of 2014 Advisory Vote on Compensation

The Committee will continue to take into account the outcome of the stockholder advisory vote on our executive compensation when considering future executive compensation arrangements. The Company received strong stockholder support of our executive compensation at our 2014 Annual Meeting of Stockholders.

Market Referencing — The 2014 Peer Group

Each year we identify a peer group of businesses for the purpose of benchmarking our executive compensation pay and practices. The peer group used to compare the levels and elements of compensation provided to our executive officers in 2014 is listed below.

Advent Software Inc.	Micros Systems Inc.
Blackbaud Inc	Pegasystems Inc.
CSG Systems International Inc.	Progress Software Corp
Euronet Worldwide Inc.	Solera Holdings Inc.
Fair Isaac Corp	SS&C Technologies Hlgs
Henry (Jack) & Associates	TIBCO Software Inc.
Informatica Corp.	Verifone Systems Inc.

The criteria for selecting companies for our 2014 peer group included U.S. publicly-traded companies in the software or information technology services industries of an appropriate similarity of size, based on revenue and market capitalization as well as companies that have a similar focus in terms of products or customer which would likely compete against the Company for financial capital and employees.

Elements of Executive Compensation

Our executive compensation programs are comprised of the following principal elements, each of which is described in more detail below:

Element of Compensation	Purpose	Pay–for-Performance Considerations	Target Positioning

Cash and Short-Term Variable Cash Compensation:

Base Salary	Provides competitive, fixed compensation to attract and retain exceptional executive talent.	Adjustments to base salary consider the individual’s overall performance, contribution to the business and internal and external comparisons.	We target base salary for our executive officers slightly below market median levels (50th percentile of peer group companies).

Executive Management Incentive Compensation Program	Encourages and rewards achievement of annual financial, operational and strategic performance goals.	The potential amount
received by an
executive officer
varies to the degree we
achieve our annual
financial, operational
or strategic
performance goals and
the extent to which the
executive officer
contributes to the
		achievement.	We target annual short-term variable cash incentive compensation to pay out slightly above market median levels when performance goals are achieved so that when combined with base salary each executive officer’s total cash compensation is at market median level.

Long-Term Incentive Compensation:

Performance Shares and Stock Options	Encourages executive officers to focus on the long-term performance of the Company, links an	Performance Shares: The number of performance shares earned by an executive officer, if	We grant long-term incentive awards with targeted grant date value equal to the long-term incentives

Element of Compensation	Purpose	Pay–for-Performance Considerations	Target Positioning

executive officer’s incentives to our stockholders’ interests in increasing our stockholder value, encourages significant ownership of our common stock and promotes long-term retention of our executives officers.

any, is based on the
Company’s
performance over a
three-year performance
period against
specified financial,
operational or strategic
performance goals.

Stock Options: The
potential appreciation
in our stock price
above the exercise
price for stock options
motivates our
executives to build
stockholder value as
the executive officer
only realizes value
from the stock option
if the stock price
appreciates.

for the 65th percentile of comparative market data.

Supplemental Long-Term Incentive Compensation:

Performance Shares and Stock Options

Provided to select executive officers as recommended by the CEO. Awards are in addition to long-term incentive equity awards otherwise provided to the executive officer.

Encourages executive officers to focus on the long-term performance of the Company and promotes long-term retention of the executives officers.

Performance Shares:
The number of
performance shares
earned by an executive
officer, if any, is based
on the Company’s
performance over a
three-year performance
period commencing
with year three and
continuing through
year five.

Stock Options: The
potential appreciation
in our stock price
above the exercise
price for stock options
motivates our
executives to build
stockholder value as
the executive officer
only realizes value
from the stock option
if the stock price
appreciates.

Grant date values of supplemental long-term incentive awards vary.

Other Elements:

Deferred Compensation Benefits	Allows executive officers and other senior managers of the Company to defer	Not applicable	We strive to provide market competitive benefits consistent with benefits provided

Element of Compensation	Purpose	Pay–for-Performance Considerations	Target Positioning

	compensation on a more tax-efficient basis by deferring employee contributions of base salary or annual variable cash incentive compensation.		at other companies with whom we compete for talent.

Health, Retirement and Other Benefits

Provides broad-based market competitive employee benefits program such as participation in benefit plans generally available to our employees, including, employee stock purchase plan, 401(k) retirement plan, life, health and dental insurance and short-term and long-term disability plans.

		Not applicable	Our goal is to provide health, retirement and other benefits at a reasonable costs consistent with health, retirement and other benefits provided at other companies with whom we compete for talent.

Change- in-Control Benefits

Preserves productivity, avoids disruption and prevents attrition during a period when we may be involved in a change-in-control transaction and motivates executives to pursue transactions that are in our stockholders’ best interests notwithstanding the potential negative impact of the transaction on their future employment.

		Not applicable	We strive to provide market competitive post-termination benefits consistent with the post-termination benefits provided at other companies with whom we compete for talent.

Cash and Short-Term Variable Cash Compensation

Our compensation philosophy provides that the total on-target cash compensation of our executives should generally be at the market median (50th percentile of our current peer group). However, based on our pay-for- performance approach, we believe that annual variable cash incentive compensation tied directly to annual financial, operational and strategic performance goals should comprise a greater percentage of each executive’s total cash compensation. As a result, we generally set base salaries for our executive officers slightly below the market median with annual on-target variable cash incentive compensation set slightly above the market median.

Base Salary.    We generally target base salary levels for our executive officers slightly below market median levels. Each executive officer’s base salary, except our Chief Executive Officer’s (“CEO”), is based on the recommendation of our CEO to the Committee. These recommendations consider competitive market data assessments prepared by our independent compensation consultant. Other business factors used by the CEO in formulating base salary recommendations include the Company’s operating budget, a desire to phase in compensation changes over more than one fiscal year, relative levels of cash incentive and long-term equity compensation, the performance of a particular executive officer’s business unit in relation to established strategic plans, long-term potential of the executive officer to contribute to our financial position, retention concerns, if any, for individual executives, the overall operating performance of the Company, and the assessment of the executive’s performance in the executive’s annual performance appraisal. Based on data from the peer group, base salaries for our Named Executive Officers are established.

Mr. Heasley’s compensation and the terms of his employment are set forth in his employment agreement, as amended and restated, which agreement is discussed in further detail below in the section entitled “CEO Employment Agreement.” The Committee reviews Mr. Heasley’s compensation, including his base salary and on-target incentive compensation, and the terms of his employment agreement on an annual basis in connection with the review of all other executive officers’ compensation. The Committee considers competitive market data provided by our independent compensation consultant, the performance of the Company and progress on operational and strategic goals in this review. Information regarding the results of the 2014 review of Mr. Heasley’s compensation along with details regarding the compensation for our Named Executive Officers during 2014 is set forth below under “Analysis of 2014 Named Executive Officer Compensation” as well as in the “Summary Compensation Table” set forth in the “Executive Compensation” section below.

Variable Cash Incentive Compensation.    We generally establish annual on-target variable cash incentive compensation for our executive officers to pay out slightly above market median levels when the performance goals are achieved so that when combined with the executive officer’s base salary, total on-target cash compensation for each executive officer falls within the market median. Our variable cash incentive program is known as our Management Incentive Compensation (“MIC”) program. Our MIC program is generally available to employees at or above the director level (e.g. one level below a vice president) and provides variable cash awards for business and individual performance during a 12-month performance period. The MIC program is designed to encourage an individual’s contribution to, and reward an individual for, Company-wide performance and the attainment of specific operational and financial goals that are controlled by, or can be directly impacted, by the individual.

Our CEO recommends annual on-target MIC awards for each executive officer, excluding himself. The CEO’s recommendations take into account competitive market data provided by our independent compensation consultant and general market data and compensation surveys provided by internal compensation resources.

Our MIC program provides for payments ranging from 0% of the applicable bonus opportunity, if the threshold performance levels are not attained, to 200% of the applicable bonus opportunity, if all performance is at or above the levels established to qualify for maximum payouts. Payments for performance between the threshold and maximum levels are interpolated based on the level of performance achieved.

Individualized MIC performance metrics and objectives are established for our executive officers as part of the establishment of our annual operating budget. Performance metrics and related targets for our executive officers may include a mix of core Company-level financial metrics and business unit financial metrics that may be tailored to include important operational factors under the executive officer’s control. The performance metrics for our executive officers are all performance metrics set forth in the Executive MIC Plan approved by our stockholders. The Committee approves the performance metrics and objectives for each executive officer and our CEO.

The individual award agreements with each participant in the MIC program, including our Named Executive Officers, grant the Company the right to require a participant to forfeit his or her right to payment or to reimburse the Company for any payments previously paid, along with any other action the Company deems necessary or appropriate, in the event it is determined that the individual participant engaged in misconduct in the course of his or her employment.

In order to be entitled to any payment under the MIC program, the participant must be an employee of the Company on the date of payment, except to the extent otherwise provided by the Company. If the participant’s employment with the Company terminates for any reason prior to the payment date, the participant is not eligible for a MIC bonus, and he or she forfeits all rights to such payment except to the extent otherwise provided by the Company.

The Committee retains the right at any time to: (i) amend or terminate an individual executive’s MIC plan, in whole or in part, (ii) revoke any eligible executive’s right to participate in the MIC program, and (iii) make adjustments to performance targets.

Information about the MIC awards earned by our Named Executive Officers during 2014 is set forth below under “Analysis of 2014 Incentive Compensation Programs” as well as in the “Summary Compensation Table” set forth in the “Executive Compensation” section below.

Long-Term Incentive Compensation

Our long-term incentive program (“LTIP”) provides for the grant of equity awards and is available to a small group of senior management employees, including executive officers, whose responsibilities and decisions directly impact long-term business results. Including equity awards in the compensation package of our executive officers is beneficial in aligning management and stockholder interests.

The grant value of LTIP equity awards is generally targeted at the 65th percentile of competitive market data. The use of the 65th percentile of competitive market data demonstrates our belief that executive compensation should emphasize performance-based metrics linked to long-term value creation and stockholder alignment. By setting the target long-term incentive award above the competitive market median, we believe we provide executives greater incentive to drive company results that increase long-term stockholder value.

During 2014, the only equity incentive plan we had pursuant to which we granted equity awards, including our 2014 LTIP equity awards (which were granted in December 2013), was the 2005 Incentive Plan. A copy of the amended 2005 Incentive Plan was attached as Exhibit 10.07 to our Quarterly Report on Form 10-Q filed with the SEC on July 31, 2014.

In addition to annual grants under LTIP, we may also grant equity awards to new executives at the time of hire. Additional or special grants of equity awards may also be made to incumbent executives upon the recommendation of the CEO. During 2014, the Committee did not grant any special equity awards to our Named Executive Officers. The Committee granted special equity awards to certain Named Executive Officers in 2015. These awards are described as supplemental long-term incentive compensation below. See also the “2015 Executive Compensation Update — 2015 Supplemental LTIP” section for detailed grant information.

Supplemental Long-Term Incentive Compensation

In 2015 the Committee granted additional equity awards to certain executive officers, including all of our Named Executive Officers other than Mr. Heasley. The supplemental LTIP equity awards are in addition to the equity awards granted to the recipients under the Company’s LTIP. These supplemental awards are meant to enhance retention and further incent the achievement of the Company’s long-term objectives. The Committee, upon the recommendation of the CEO, may again grant supplemental LTIP equity awards to other employees, including Named Executive Officers, in order to provide additional alignment of an executive’s interests with those of our and stockholders and foster long-term retention.

Information about the LTIP equity awards granted to our Named Executive Officers during 2014 is set forth under the “Analysis of 2014 Incentive Compensation Programs” section below. Information about the 2015 equity awards and supplemental equity awards granted to the Named Executive Officers is set forth under the “2015 Compensation Update — 2015 LTIP and 2015 Supplemental LTIP” sections below.

Other Elements of Compensation

Employee Stock Purchase Plan.    We maintain an employee stock purchase plan that is available to substantially all employees, including our Named Executive Officers. This plan has been approved by our stockholders. Under the plan, participating employees may contribute up to 10% of their base salary (subject to certain IRS limits) to purchase shares of our common stock at the end of each participation period. The participation periods are three-month periods running from February through April, May through July, August through October and November through January each year and the purchase price is equal to 85% of the fair market value of the stock on the last day of the participation period.

Retirement Benefits.    We maintain a tax-qualified 401(k) retirement plan that provides for broad-based employee participation. Beginning on the first anniversary of an employee’s date of hire, we match the employee’s contributions up to 4% of the employee’s base salary with an annual match limit of $4,000 for each employee. All employer and employee contributions are 100% vested immediately. Our Named Executive Officers are eligible to participate in the 401(k) retirement plan.

Non-Qualified Deferred Compensation Benefits.    In September 2010, the Committee established the Deferred Compensation Plan which is a non-qualified deferred compensation plan in which a select group of management and highly compensated employees, including our Named Executive Officers, may elect to participate. Eligible participants may elect to defer either base salary or incentive compensation received under the MIC program. Deferral amounts are credited to a bookkeeping account maintained by the Company with hypothetical gains or losses attributable to the earnings indices selected by the employee. The following four earnings indices are available under the Deferred Compensation Plan: S&P 500, the Russell 2000, the Barclay’s Bond Index and a fixed rate of return equivalent to the prime rate. The earnings indices are to be used for measurement purposes only and amounts deferred under the Deferred Compensation Plan will not represent any actual investment made on the participant’s behalf by the Company. It is intended that this Deferred Compensation Plan will conform with the requirements of Internal Revenue Code Section 409A and regulations pursuant thereto. Additional information on the Deferred Compensation Plan can be found under the heading “Deferred Compensation Plan” in the “Executive Compensation” section below.

Insurance and Disability Benefits.    We provide our Named Executive Officers with basic life, health, dental and disability coverage benefits. These benefits are the same as those provided to other employees within the organization.

Perquisites.    The Company generally does not provide additional or special executive-only benefits that are not part of our standard compensation practices for a particular geographic location or used to address special circumstances such as relocations.

Severance Benefits.    Except for the employment agreement with Mr. Heasley described in detail below in the section entitled “Employment Agreements with Named Executive Officers,” we do not have employment or severance agreements with our Named Executive Officers and their employment may be terminated at any time.

Change-in-Control Severance Benefits.    Certain Named Executive Officers are entitled to severance benefits under the terms of a Change-in-Control Employment Agreement (“CIC Agreement”). The change-in-control benefits provided in the CIC Agreements are designed to preserve productivity, avoid disruption and prevent attrition during a period when we are, or are rumored to be, involved in a change-in-control transaction. The change-in-control severance program also motivates executives to pursue transactions that are in our stockholders’ best interests notwithstanding the potential negative impact of the transaction on their future employment. A description of the current CIC Agreements can be found below under the heading “Potential Payments upon Termination or Change-in-Control – Change-In-Control Employment Agreements.”

Analysis of 2014 Named Executive Officer Compensation

In connection with establishing the 2014 compensation for our CEO and executive officers, the Committee engaged Pearl Meyer to conduct a competitive compensation analysis for key senior management positions within the Company, including each Named Executive Officer’s position (the “Competitive Analysis”). In the Competitive Analysis, Pearl Meyer provided compensation data on the CEOs of our peer group companies for the Committee’s consideration as well as compensation data on the other executive officer positions and general industry compensation survey data.

In addition to reviewing competitive market data, the Committee also believes that individual compensation should reflect an executive officer’s position and value to our organization considering individual contribution to business results, knowledge and skills, and market value and that individual compensation should also take into consideration long-term potential of the executive officer to contribute to our financial position and retention concerns, if any, for individual executives.

Philip G. Heasley, President and CEO

The Committee reviews our CEO’s compensation and the terms of his employment agreement on an annual basis in connection with the review of all other executive officers’ compensation. Based on a review of the Competitive Analysis, Mr. Heasley received an increase to his base salary and his annual on-target MIC award. Mr. Heasley’s base salary and on-target MIC award both increased from $650,000 to $700,000 for 2014.

On December 12, 2013, as part of the 2014 LTIP, Mr. Heasley received an annual equity award with a grant date value of $3,500,000, consisting of 110,709 performance shares and 138,387 stock options.

Scott. W. Behrens, Senior Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Scott W. Behrens joined the Company in June 2007 as our Corporate Controller. In October 2007, the Board appointed him to serve as our Chief Accounting Officer. The Board designated Mr. Behrens as “principal financial officer” for purposes of SEC filings in March 2009 and then appointed him to serve as our Chief Financial Officer in December 2009. Mr. Behrens ceased serving as our Corporate Controller in December 2010. Mr. Behrens was appointed an Executive Vice President in March 2011 and Senior Executive Vice President in December 2013.

For 2014, Mr. Behrens’ base salary was increased from $310,000 to $340,000 and his annual on-target MIC award was increased from $310,000 to $340,000 in order to better align his cash compensation with market.

On December 12, 2013, as part of the 2014 LTIP, Mr. Behrens received an annual equity award with a grant date value of $1,000,000, consisting of 31,632 performance shares and 39,540 stock options.

Daniel J. Frate, Group President, Strategic Products & Global Markets

Mr. Frate has served as our Group President, Strategic Products & Global Markets since joining us in August 2012.

For 2014, Mr. Frate’s base salary was $400,000 and his annual on-target MIC award was $400,000.

On December 12, 2013, as part of the 2014 LTIP, Mr. Frate received an annual equity award with a grant date value of $1,000,000, consisting of 31,632 performance shares and 39,540 stock options.

Carolyn B. Homberger, Group President, Customer Management & Maintenance

Ms. Homberger has served as our Group President, Customer Management & Maintenance since December 2013. Ms. Homberger joined in December 2006. She has led the financial planning and analysis team and held other operational leadership positions at the Company.

For 2014, Ms. Homberger’s base salary was $275,000 and her on-target MIC award was $275,000.

On December 12, 2013, as part of the 2014 LTIP, Ms. Homberger received an annual equity award with a grant date value of $750,000, consisting of 23,724 performance shares and 29,655 stock options.

Apratim Purakayastha, Group President, ACI On-Demand

Mr. Purakayastha has served as our Group President, ACI On-Demand, since December 2013. He joined the Company in August 2010 and has held senior leadership positions in product support and product development.

For 2014, Mr. Purakayastha’s base salary was $275,000 and his annual on-target MIC award was $275,000.

On December 12, 2013, as part of the 2014 LTIP, Mr. Purakayastha received an annual equity award with a grant date value of $750,000, consisting of 23,724 performance shares and 29,655 stock options.

Analysis of 2014 Incentive Compensation Programs

2014 Executive MIC

The 2014 MIC program ran from January 1, 2014 through December 31, 2014. All MIC awards granted to our executive officers, including our Named Executive Officers, granted pursuant to the Executive MIC Plan (the “2014 Executive MIC”). Under the 2014 Executive MIC, executive officers were eligible to receive annual bonus awards based on combinations of performance metrics which fall into one of two classes: (i) “Core Company Financial Metrics” consisting of operating income, SNET and 60-month backlog, and (ii) business unit performance metrics. The objective of the 2014 Executive MIC was to encourage executives to contribute toward the attainment of the Company’s consolidated financial and performance goals for fiscal year 2014.

The 2014 MIC program incorporated a funding mechanism related to the funding of the incentive pool available for payout of MIC bonuses (the “Funded Incentive Pool”). Only the Core Company Financial Metrics were used to determine the Funded Incentive Pool. The total Funded Incentive Pool available for payout is the weighted payout of the three performance metrics, which equaled 31.91% for the 2014 MIC.

Core Company Financial Metric	Metric Weighting	Target Attainment Percentage	MIC Bonus Payout Percentage
		90% Attainment	40%
Operating Income	75%	Target Attainment	100%
		118% Attainment	200%
		90% Attainment	40%
Sales, Net of Term Extensions	15%	Target Attainment	100%
		114% Attainment	200%
		98% Attainment	40%
60-Month Backlog	10%	Target Attainment	100%
		103% Attainment	200%

The incorporation of the Funded Incentive Pool provides a common set of performance metrics to fund the MIC program for all participants. By establishing a Funded Incentive Pool tied to three key financial metrics, all executive officers and members of the senior management team focused on achieving results in operating income, SNET and 60-month backlog.

Bonus payouts under the 2014 MIC program, including, the 2014 Executive MIC, could have been more or less than the target 100% bonus opportunity (up to a maximum of 200%) depending on the level of attainment against each performance metric target. However, the total MIC bonus paid to our Named Executive Officers could not exceed the Funded Incentive Pool percentage.

The performance metrics, relative metric weight and actual attainment for the annual bonus opportunities under the 2014 Executive MIC based on the Core Company Financial Metrics are set forth in the table below.

2014 Executive MIC January 1, 2014 – December 31, 2014
Core Company Financial Metric	Metric Weight	Performance Target (% in millions)	Actual Attainment ($ in millions)	Attainment Percentage	Payout Percentage	Weighted Payout Percentage
Operating Income(1)	75%	$211,670	$162,902	0%	0%	0%
SNET	15%	$732,286	$702,103	95.88%	95.88%	14.38%
60-Month Backlog	10%	$3,856,083	$3,859,046	102.61%	175.3%	17.53%
TOTAL PAYOUT						31.91%
(1)	Operating Income objectives and actual results excluded foreign exchange expenses and certain one-time expenses.

The table below sets forth the individual payments and payout percentages provided to our Named Executive Officers during 2014.

Name of Executive	2014 Executive MIC
	Payout Amount ($)	Payout Percentage (%)
Philip G. Heasley	0	0
Scott W. Behrens	108,494	31.91
Daniel J. Frate	43,400	10.85
Carolyn J. Homberger	211,338	76.85
Apratim Purakayastha	211,338	76.85

Mr. Heasley recommended to the Committee that he receive no payments under the 2014 Executive MIC and the Committee exercised its discretion accordingly. He otherwise would have received a payout percentage equal to the Funded Incentive Pool Percentage of 31.91%.

Ms. Homberger and Mr. Purakayastha were each paid additional discretionary bonuses of $123,585, raising their payout percentages to 76.85%. For each, this additional bonus amount reflected their business unit’s relative performance. They otherwise would have received a payout percentage equal to the Funded Incentive Pool Percentage of 31.91%.

2014 LTIP

The 2014 LTIP was comprised of a combination of stock options and performance shares. The Committee believes that the combination of stock option and performance share awards reinforces the objectives of making long-term incentives (i) variable so that the level of variable compensation actually earned by the executive depends on the Company’s performance against specified financial, operational and strategic goals, and (ii) directly tied to increasing stockholder value. Stock options provide a critical and direct link between executives and stockholders.

LTIP Performance Shares.    Performance shares provide a competitive performance-based substitute to traditional time-based equity awards while linking executive management incentives to stockholder interests. We design the performance shares compensation program and the applicable performance metrics to focus executives on a clear set of objectives over a three-year performance period. The performance metrics and the relative weight of each metric are developed for each plan cycle and approved by the Committee.

Performance shares granted as part of the 2014 LTIP have a three-year performance period which runs from January 1, 2014 through December 31, 2016 (the “Performance Period”). Performance shares granted to participants, including our Named Executive Officers, as part of the 2014 LTIP are earned, if at all, based upon the achievement, over the Performance Period, of performance goals relating to the following: (a) compound annual growth rate over the Performance Period in SNET for the Company and (b) the cumulative operating income over the Performance Period for the Company, in each case as determined by the Company.

Receipt of performance shares granted as part of the 2014 LTIP is not guaranteed, and the grantees, including our Named Executive Officers, will earn the awards only if both performance goals exceed a threshold performance level. If the Company achieves the threshold performance level for both performance goals, then grantees will earn performance shares based on a performance matrix that provides 50% of the awarded performance shares are earned for threshold performance, 100% of the awarded performance shares are earned for target performance and 200% of performance shares are earned for performance at or above the maximum performance. Payments for performance between the threshold and maximum levels are interpolated based on the level of performance achieved.

In accordance with applicable accounting standards, expense related to performance share awards is accrued if the attainment of performance indicators is probable as determined by management. The expense is recognized over the applicable Performance Period. Each quarter management evaluates the probability that the target performance goals will be achieved, if at all, and the anticipated level of attainment.

LTIP Stock Options.    The Committee included time-vested stock options in the 2014 LTIP to reward long-term Company performance, link an executive’s incentives to the stockholders’ interests in increasing stockholder value and to provide executives with incentives to stay with the Company. Stock options granted as part of 2014 LTIP vest in equal annual installments over a three-year period and have a 10-year term. In accordance with the Company’s equity award granting policy, the exercise price of all stock options equals the closing sale price (price for last trade) of our common stock as reported by The NASDAQ Global Select Stock Market on the date of grant.

Equity Policies

Stock Ownership Guidelines

Our executive officers have stock ownership guidelines designed to link the interests of executive management with that of our stockholders. These guidelines provide that our executive officers, including our Named Executive Officers, should have specific equity positions in the Company which vary by position. Under the guidelines, our CEO is expected to own shares with a value equal to six times his base salary. The remaining executive officers, including our Named Executive Officers, are expected to own shares with a value equal to three times their base salary. Shares used to calculate compliance with the ownership guidelines include direct share purchases, shares acquired through any employee benefit plan, as well as vested shares of restricted stock and the vested in-the-money portion of any stock options held by the executive officer. Current ownership levels for the Named Executive Officers vary depending on their length of employment with us. Each executive officer has five years from the date of their appointment to an executive officer position to achieve the target ownership levels. An executive officer who fails to meet the ownership guidelines within the five-year period will not be eligible for new equity awards until he or she achieves his prescribed ownership level.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to our Named Executive Officers, unless the compensation qualifies as “performance-based compensation.” Among other things, in order to be deemed performance-based compensation, the compensation must be based on the achievement of pre-established, objective performance criteria and must be pursuant to a plan that has been approved by our stockholders.

We believe that it is important to continue to be able to take all available company tax deductions with respect to the compensation paid to our Named Executive Officers. However, we also believe that preserving flexibility in awarding compensation is in our best interest and that of our stockholders, and we may determine, in light of all applicable circumstances, to award compensation in a manner that will not preserve the deductibility of such compensation under Section 162(m) of the Code.

Employment Agreements with Named Executive Officers

CEO Employment Agreement

On March 5, 2005, we entered into an Employment Agreement (the “CEO Employment Agreement”) with Philip G. Heasley, pursuant to which Mr. Heasley agreed to serve as our President and CEO for an initial term of four years. The CEO Employment Agreement was amended on September 7, 2007 and subsequently amended and restated on January 7, 2009 (the “Restated CEO Employment Agreement”). A copy of the Restated CEO Employment Agreement was attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 7, 2009.

Following the initial six-year employment period, the Restated CEO Employment Agreement is automatically extended for successive one-year periods, unless we give 30 days’ written notice to Mr. Heasley that the Restated CEO Employment Agreement will not be renewed for an additional year, or unless the Restated CEO Employment Agreement is otherwise terminated in accordance with its terms. So long as Mr. Heasley continues to serve as our President and CEO, the Board will nominate Mr. Heasley to serve as a member of our

Board of Directors. The Restated CEO Employment Agreement provides that during one-year renewal periods, Mr. Heasley’s base salary, an annual on-target MIC award as well as other compensation as set forth in the Restated CEO Employment Agreement will be mutually agreed upon by the Board and Mr. Heasley.

Pursuant to the Restated CEO Employment Agreement, if Mr. Heasley’s employment is terminated by the Company without cause or by Mr. Heasley for good reason, Mr. Heasley will be entitled to (1) a lump sum payment equal to his bonus for the quarter in which his employment is terminated; (2) a lump sum payment equal to two times the sum of (A) his base salary at the time of termination and (B) his average annual bonus amount received during the two most recent fiscal years of the Company ending prior to the date of termination; and (3) continued participation in the Company’s medical and dental plans until the earlier of (a) two years or (b) until he is eligible to be covered under any other medical or dental plans. Mr. Heasley will also be subject to certain non-competition obligations for a period of one year following termination of his employment. The Restated CEO Employment Agreement also provides that if payments by the Company to Mr. Heasley would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Heasley will be entitled to a gross up payment such that he will be in the same after-tax position as if no excise tax had been imposed. If Mr. Heasley is entitled to payments under the Change-in-Control Employment Agreement (as described below), no payments will be made to Mr. Heasley under the Restated CEO Employment Agreement.

2015 Compensation Update

2015 Peer Group

The peer group used to compare the levels and elements of compensation provided to our executive officers in 2015 was the reference peer group that was developed by Pearl Meyer for 2014, except that PTC Inc. and Total System Services, Inc. have been added to the 2015 peer group. The companies in the 2015 peer group are:

Advent Software Inc.	Pegasystems Inc.
Blackbaud Inc	Progress Software Corp
CSG Systems International Inc.	PTC Inc.
Euronet Worldwide Inc.	Solera Holdings Inc.
Fair Isaac Corp	SS&C Technologies Hlgs
Henry (Jack) & Associates	TIBCO Software Inc.
Informatica Corp.	Total System Services, Inc.
Micros Systems Inc.	Verifone Systems Inc.

Compensation data from the peer group was considered by the Committee in making its 2015 compensation decisions in addition to Company performance and individual performance and contributions.

The criteria for selecting companies for our 2015 peer group included U.S. publicly-traded companies in the software or information technology services industries of an appropriate similarity of size, based on revenue or market capitalization as well as companies that have a similar focus in terms of products or customer which would likely compete against the Company for financial capital and employees.

In January 2015, the Committee established 2015 compensation for our executive officers, including our Named Executive Officers. In connection with establishing the 2015 compensation for our CEO and executive officers, the Committee engaged Pearl Meyer to conduct a competitive compensation analysis for key senior management positions within the Company, including each Named Executive Officer’s position (the “2015 Competitive Analysis”). In the 2015 Competitive Analysis, Pearl Meyer provided compensation data on the CEOs of our peer group companies for the Committee’s consideration as well as compensation data on the other executive officer positions and general industry compensation survey data. The 2015 Competitive Analysis contains information related to the median levels (50th percentile) of our peer group or “market median” levels.

CEO Compensation

The Committee reviewed the 2015 Competitive Analysis and determined that Mr. Heasley’s base salary of $700,000 and on-target MIC award of $700,000 were consistent with its compensation philosophy and therefore, the Committee did not make any changes to Mr. Heasley’s base salary or on-target MIC award.

Other Named Executive Officers

The Committee accepted the CEO’s recommendations and increased Mr. Behrens’, Ms. Homberger’s and Mr. Purakayastha’s base salary to $350,000, $310,000 and $310,000 effective January 1, 2015, respectively. Mr. Behrens’, Ms. Homberger’s and Mr. Purakayastha’s on-target MIC award for 2015 remained 100% of their base salary. Mr. Frate’s base salary of $400,000 remained unchanged and his on-target MIC award for 2015 remained 100% of his base salary.

Incentive Compensation

2015 Executive MIC.    All MIC awards granted to our executive officers, including our Named Executive Officers, in 2015 were granted pursuant to the Executive MIC Plan (the “2015 Executive MIC”). The structure of the 2015 Executive MIC is consistent with the 2014 Executive MIC. MIC bonus amounts are determined based upon the achievement of two categories of performance metrics: (i) funding metrics which consist of the following core Company financial metrics: operating income and SNET and (ii) business unit performance metrics. A MIC bonus may be more or less than 100% (up to a maximum of 200%) of its target level depending upon the percentage attainment of the performance metrics in the executive officer’s plan.

2015 LTIP.    On January 26, 2015, the Committee granted the 2015 LTIP awards to the executive officers, including our Named Executive Officers. The form of the 2015 LTIP award is comprised of a combination of stock options and performance shares. The performance shares granted as part of the 2015 LTIP awards are earned, if at all, based upon the achievement, over a three-year period commencing January 1, 2015 and ending December 31, 2017 of performance goals relating to the following: (i) compound annual growth rate over the performance period in SNET Company, and (ii) the cumulative operating income over the performance period for the Company in each case as determined by the Company. Under the 2015 LTIP, the Committee granted our Named Executive Officers the following 2015 LTIP awards:

Name	Grant Date Value(1)	Number of Stock Options	Number of On-Target Performance Shares
Philip G. Heasley	$4,000,000	251,969	125,786
Scott W. Behrens	$1,000,000	62,992	31,447
Daniel J. Frate	$1,000,000	62,992	31,447
Carolyn B. Homberger	$1,000,000	62,992	31,447
Apratim Purakayastha	$1,000,000	62,992	31,447
(1)	Grant date value was computed in accordance with FASB ASC Topic 718. The performance shares comprised approximately 60% and the stock options comprised approximately 40% of the grant date value delivered.

2015 Supplemental LTIP.    On January 26, 2015, the Committee granted 2015 Supplemental LTIP awards to certain executive officers, including all of our Named Executive Officers other than the CEO. The 2015 Supplemental LTIP is in addition to the 2015 LTIP. The performance shares granted as part of the 2015 Supplemental LTIP awards are earned, if at all, based upon the achievement, over a five-year period commencing January 1, 2015 and ending December 31, 2019 of performance goals relating to the following: (i) compound annual growth rate over the performance period in SNET, and (ii) the cumulative operating income over the performance period for the Company, in each case as determined by the Company.

The 2015 Supplemental LTIP included a grant of stock options that are scheduled to vest in three equal installments on the third, fourth and fifth anniversary of the grant date. These options become exercisable, if at all, in three equal increments if the closing price per share of the Company’s common stock on the NASDAQ Global Select Market meets or exceeds 133%, 167% and 200%, respectively, of the closing price of the Company’s common stock on the grant date for at least 20 consecutive trading days prior to the fifth anniversary of the grant date.

Under the 2015 Supplemental LTIP, the Committee granted our Named Executive Officers the following 2015 Supplemental LTIP awards:

Name	Grant Date Value(1)	Number of Supplemental Stock Options	Number of On-Target Supplemental Performance Shares
Scott W. Behrens	$750,000	47,224	23,585
Daniel J. Frate	$500,000	31,496	15,527
Carolyn B. Homberger	$750,000	47,224	23,585
Apratim Purakayastha	$750,000	47,224	23,585
(1)	Grant date value was computed in accordance with FASB ASC Topic 718. The supplemental performance shares comprised approximately 60% and the supplemental stock options comprised approximately 40% of the grant date value delivered.

COMPENSATION COMMITTEE REPORT

The Compensation and Leadership Development Committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this Proxy Statement with management. Based on our review and discussions, we have recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

MEMBERS OF THE COMPENSATION AND LEADERSHIP

DEVELOPMENT COMMITTEE

John M. Shay, Jr., Chairman

Harlan F. Seymour

Jan H. Suwinski

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to or earned by our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers (based on total compensation as reflected in the table below) during the fiscal year ended December 31, 2014 and preceding fiscal years. The executive officers included in the “Summary Compensation Table” in the “Executive Compensation” section below are collectively referred to as our “Named Executive Officers.”

Summary Compensation Table(1)
Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Philip G. Heasley, President and Chief Executive Officer	2014 2013 2012	700,000 650,000 600,000	0 0 0	0 2,271,011 1,901,577	0 1,230,436 1,098,731	0 531,427 642,780	4,744 4,516 4,516	704,744 4,687,390 4,247,604
Scott W. Behrens, Senior Executive Vice President and Chief Financial Officer	2014 2013 2012	340,000 310,000 297,140	0 0 0	0 648,878 633,845	0 351,561 366,244	108,494 253,450 238,747	4,785 4,516 4,516	453,279 1,568,405 1,540,492
Daniel J. Frate, Group President, Strategic Products & Global Markets	2014	400,000	0	0	0	43,400	35,991	479,391
Carolyn B. Homberger, Group President, Customer Management & Maintenance	2014	275,000	123,585	0	0	87,753	43,500	529,888
Apratim Purakayastha, Group President, ACI On-Demand	2014	275,000	123,585	0	0	87,753	4,516	490,904

(1)	Column (h) to this table entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” has been omitted because no compensation is reportable thereunder.

(2)	The amounts in column (e) reflect the aggregate grant date fair value of the restricted stock awards and the performance share awards granted during the respective fiscal year as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts shown do not correspond to the actual value that will be recognized by the Named Executive Officer. The assumptions used in the calculation of these amounts are included in footnote 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2014 included in our Annual Report. See the “2014 Grants of Plan-Based Awards” table for information on performance shares granted in 2014. The grant date fair values included in column (e) for the performance shares are based upon the probable outcome of the performance conditions. No stock awards were granted to our Named Executive Officers in 2014.

(3)	The amounts in column (f) reflect the aggregate grant date fair value of the stock option awards granted during the respective fiscal year as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts shown do not correspond to the actual value that will be recognized by the Named Executive Officer. The assumptions used in the calculation of these amounts are included in footnote 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2014 included in our Annual Report. No option awards were granted to our Named Executive Officers in 2014.

(4)	The amounts in column (g) represent amounts earned by the Named Executive Officers during 2014 pursuant to the 2014 Executive MIC. The table below sets forth the amounts earned by the executive during 2014 under the 2014 Executive MIC but paid to the executive in February 2015 and the respective payout percentages:

Name of Executive	2014 Executive MIC
	Payout Amount ($)	Payout Percentage(a) (%)
Philip G. Heasley	0	0
Scott W. Behrens	108,494	31.91
Daniel J. Frate	43,400	10.85
Carolyn B. Homberger	211,338	76.85
Apratim Purakayastha	211,338	76.85

(a)	The percentages shown reflect the percentage of the target bonus opportunity amounts paid to each Named Executive Officer based on the performance metrics and targets applicable to each Named Executive Officer and the Company’s performance against such targets during the plan period. Mr. Heasley recommended to the Compensation Committee that he receive no payments under the 2014 Executive MIC and the Compensation Committee exercised its discretion accordingly. He otherwise would have received a payout percentage equal to 31.91%. Ms. Homberger and Mr. Purakayastha were each paid additional discretionary bonuses of $123,585, raising their payout percentages to 76.85%. They otherwise would have received a payout percentage equal to 31.91%. These discretionary bonuses are reported in the Bonus column of the Summary Compensation Table.

(5)	All Other Compensation includes the following payments or accruals for each Named Executive Officer:

Name of Executive	Employer Contributions to the 401(k) Plan ($)	Premiums for Long-Term Disability Insurance ($)	Perquisites ($)(a)	Tax Gross- Ups ($)(b)
Philip G. Heasley	4,000	516	168	60
Scott W. Behrens	4,000	516	168	101
Daniel J. Frate	4,000	516	24,109	7,366
Carolyn B. Homberger	4,000	516	30,872	8,112
Apratim Purakayastha	4,000	516	0	0

(a)	For Mr. Heasley and Mr. Behrens, consists of a corporate gift. For Mr. Frate, consists of $16,800 of moving and relocation expenses, $7,051 for a club trip and $168 for a corporate gift. For Ms. Homberger, consists of $30,872 in moving and relocation expenses.

(b)	For Mr. Heasley and Mr. Behrens, consists of a de minimis tax gross-up for the corporate gift. For Mr. Frate, consists of a customary tax gross-up for the moving and relocation expenses, a tax gross-up for the club trip and tax gross-up for the corporate gift. For Ms. Homberger, consists of a customary tax gross-up for the moving and relocation expenses.

2014 Grants of Plan-Based Awards

In 2014, we did not make any grants of plan-based awards to our Named Executive Officers as the 2014 LTIP and 2014 MIC awards were granted on December 12, 2013 and the 2015 LTIP and 2015 MIC Awards were granted on January 27, 2015. Accordingly, the 2014 Grants of Plan-Based Awards table has been omitted.

Outstanding Equity Awards at 2014 Fiscal Year End
Name	Option Awards(1)					Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Philip G. Heasley	12/12/2013 12/3/2012 12/8/2011 12/1/2010 7/24/2007	46,129 111,048 161,151 131,670 300,000	92,258 55,524 — — —	20.51 14.27 9.65 8.88 10.87	12/12/2023 12/3/2022 12/8/2021 12/1/2020 7/24/2017	— — — — —	— — — — —	110,709 133,257 128,922 — —	2,233,001 2,687,794 2,600,357 — —
Scott W. Behrens	12/12/2013 12/3/2012 12/8/2011 12/1/2010 12/10/2009 6/27/2007	13,180 37,015 60,150 48,285 45,375 45,000	26,360 18,509 — — — —	20.51 14.27 9.65 8.88 5.51 11.53	12/12/2023 12/3/2022 12/8/2021 12/1/2020 12/10/2019 6/27/2017	— — — — — —	— — — — — —	31,632 44,418 48,120 — — —	638,017 895,911 970,580 — — —
Daniel J. Frate	12/12/2013 12/3/2012 9/13/2012	13,180 37,015 66,732	26,360 18,509 33,366	20.51 14.27 15.07	12/12/2023 12/3/2022 9/13/2022	— — —	— — —	31,632 44,418 51,189	638,017 895,911 1,032,482
Carolyn B. Homberger	12/12/2013 12/3/2012 12/8/2011 12/1/2010 12/10/2009 2/1/2008	9,885 7,032 10,878 5,490 9,600 9,000	19,770 3.516 — — — —	20.51 14.27 9.65 8.88 5.51 5.39	12/12/2023 12/3/2022 12/8/2021 12/1/2020 12/10/2019 2/1/2018	— — — — — —	— — — — — —	23,724 8,439 8,703 — — —	478,513 170,215 175,540 — — —
Apratim Purakayastha	12/12/2013 12/3/2012 12/8/2011	9,885 3,516 3,627	19,770 3,516 —	20.51 14.27 9.65	12/12/2023 12/3/2022 12/8/2021	— — —	— — —	23,724 8,439 8,703	478,513 170,215 175,540

(1)	Column (d) to this table under “Option Awards” entitled “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” has been omitted because no shares are reportable thereunder.

(2)	Unless otherwise noted all stock options vest in equal installments over a three-year period beginning with the first anniversary of the date of grant.

(3)	This column reflects the payout of the underlying shares of our common stock related to performance shares granted in 2011, 2012 and 2013 pursuant to the 2005 Incentive Plan based on the achievement of target performance for each metric. Performance shares granted on December 8, 2011 have a performance period from January 1, 2012 through December 31, 2014, performance shares granted on December 3, 2012 have a performance period from January 1, 2013 through December 31, 2015, and performance shares granted on December 12, 2013 have a performance period from January 1, 2014 through December 31, 2016.

Option Exercises and Stock Vested

The following table sets forth option exercises and stock vested for each of our Named Executive Officers for the year ended December 31, 2014.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
(a)	(b)	(c)	(d)	(e)
Philip G. Heasley	1,187,124	14,448,837	142,833	2,812,858
Scott W. Behrens	0	0	52,377	1,031,478
Daniel J. Frate	0	0	51,189	998,186
Carolyn B. Homberger	0	0	5,955	117,274
Apratim Purakayastha	10,803	105,820	11,910	234,548

(1)	In accordance with SEC rules, the amounts in column (c) were calculated by determining the difference between the market price of the underlying securities at exercise and the exercise price of the options, and the amounts in column (e) were calculated by multiplying the number of shares of restricted stock that vested by the market value of the underlying shares on the vesting date.

Deferred Compensation Plan

In September 2010, the Compensation Committee approved the Amended and Restated Deferred Compensation Plan (the “Deferred Compensation Plan”). A copy of our Deferred Compensation Plan was attached as Exhibit 4.3 to our Registration Statement on Form S-8 filed with the SEC on September 9, 2010.

The Deferred Compensation Plan is an unfunded, nonqualified deferred compensation plan designed to allow a select group of management or highly compensated employees designated by our Compensation Committee, including our Named Executive Officers, to save for retirement on a tax-deferred basis. The Deferred Compensation Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. The effective date for the Deferred Compensation Plan was October 1, 2010. The initial plan year commenced October 1, 2010 and ended on December 31, 2010. Each plan year thereafter runs from January 1 to December 31.

Amounts deferred under the Deferred Compensation Plan will be credited to bookkeeping accounts maintained by the Company for each participant and will be credited or debited with the participant’s proportionate share of any gains or losses attributable to the earnings indices selected by the participant. The Compensation Committee will designate the earnings indices available to participants; provided, however, under no circumstances shall the value of our common stock be used as an earnings index. The Committee selected the following four earnings indices: S&P 500, the Russell 2000, the Barclay’s Bond Index and a fixed rate of return equivalent to the prime rate. The earnings indices are to be used for measurement purposes only and amounts deferred under the Deferred Compensation Plan will not represent any actual investment made on the participant’s behalf by the Company. The amount that the Company is required to pay under the Deferred Compensation Plan is equal to the elective deferrals made by the participant, as adjusted for the hypothetical gains or losses based on the earnings indices selected by the participant. The Company may make discretionary contributions to participant accounts in such amounts and at such times as are determined by the Company from time to time in its sole discretion.

Amounts deferred by a participant are fully vested at all times. The Compensation Committee may impose a vesting schedule of up to five years with respect to discretionary contributions, if any, made by the Company to a participant account.

The amounts payable to participants under the Deferred Compensation Plan will be payable in accordance with the distribution provisions of the Deferred Compensation Plan. Distribution generally cannot be made prior to the distribution dates specified by the participants, other than withdrawals made in the event of a participant’s (i) “unforeseeable emergency,” as defined in the Deferred Compensation Plan, (ii) separation from service, (iii) death or (iv) disability. Distributions will be made to participants in a single lump-sum payment after the earliest of (a) the participant’s separation from service, (b) the participant’s death or (c) the participant’s disability (“Standard Distribution”). In lieu of the Standard Distribution timing, a participant may elect, at the time of deferral, to receive distribution in a given plan year (a) at a specified date or time (or upon attainment of a specific age), or (b) upon the earlier of such date (or age) or one or more of the Standard Distribution events. A participant may also elect, at the time of deferral, to receive distributions in annual installments for a period of up to 10 years. Deferred amounts retained in a participant’s account during the payout period continue to earn hypothetical gains and are subject to hypothetical losses based on the earnings indices selected by the participant.

Amounts deferred under the Deferred Compensation Plan are general unsecured obligations of the Company and are subject to the claims of the Company’s general creditors and rank equally with other unsecured indebtedness of the Company from time to time outstanding.

The Deferred Compensation Plan is administered by the Compensation Committee and the Compensation Committee has full power to interpret the plan and determine all questions that arise under it. The Compensation Committee reserves the right to amend or terminate the Deferred Compensation Plan at any time; provided, however, that no such action shall affect a participant’s right to receive the full amount of his or her vested account balance.

During 2014, none of our Named Executive Officers made any contributions to the Deferred Compensation Plan and the Company did not make any discretionary contributions to any Named Executive Officer’s account.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Except for the employment agreement with Mr. Heasley described above, and the change-in-control agreements described below, none of our Named Executive Officers have employment or severance agreements with the Company and their employment may be terminated at any time.

Change-In-Control Employment Agreements

We have entered into a Change-In-Control Employment Agreement (the “CIC Agreement”) with certain of our Named Executive Officers (each an “Executive” for purposes of this section). A copy of the form of CIC Agreement for all Executives was attached as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on January 7, 2009.

Under the CIC Agreement, we are required to employ the Executive for a two-year period following a change-in-control (the “Employment Period”). During the Employment Period, we must (1) pay the Executive a base salary equal to the highest annual rate of base salary paid or payable to the Executive during the 12-month period prior to the change-in-control, (2) award the Executive for each fiscal period during the Employment Period total annual and quarterly bonus opportunities in amounts greater than or equal to the Executive’s target annual and quarterly bonus opportunities for the year in which the change-in-control occurs, and (3) allow the Executive opportunities to participate in the Company’s incentive, savings and retirement plans to an extent no less favorable than opportunities provided for by the Company in the 120-day period prior to the beginning of the Employment Period.

The CIC Agreement also sets forth our obligations in the event the Executive’s employment terminates during the Employment Period. The following is a summary of such obligations.

Termination of Employment Other Than for Cause or by Executive for Good Reason.    If we terminate the Executive’s employment other than for cause or the Executive’s death or disability, or the Executive terminates his employment for good reason, the Executive will be entitled to receive from the Company certain payments and benefits. These payments and benefits include (1) the lump sum payment of (a) the Executive’s unpaid current year annual base salary through the date of termination, the current year target annual bonus pro-rated through the date of termination, and any accrued and unpaid vacation pay (collectively, the “Accrued

Obligations”), and (b) two or, in the case of Mr. Heasley only, three times, the sum of the Executive’s annual base salary and target annual bonus; (2) continued participation at the Company’s cost in the welfare benefits plans in which the Executive would have been entitled to participate, for two or, in the case of Mr. Heasley only, three years, from the date of termination or until the Executive receives equivalent benefits from a subsequent employer, in which case, welfare benefits plans provided by the Company will be secondary to the subsequent employer’s plans during the applicable period of eligibility; (3) outplacement services not to exceed $50,000; and (4) any unpaid amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any other contract or agreement with, the Company or the affiliated companies at or subsequent to the date of termination (the “Other Benefits”).

Death.    If the Executive’s employment is terminated by reason of the Executive’s death, we must provide the Executive’s estate or beneficiaries with the Accrued Obligations and the timely payment or delivery of the Other Benefits, and will have no other severance obligations under the CIC Agreement.

Disability.    If the Executive’s employment is terminated by reason of the Executive’s disability, we must provide the Executive with the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under the CIC Agreement.

Termination of Employment for Cause or by Executive other than for Good Reason.    If the Executive’s employment is terminated for cause, we must provide the Executive with the Executive’s annual base salary through the date of termination, and the timely payment or delivery of the Other Benefits, and will have no other severance obligations under the CIC Agreement. If the Executive voluntarily terminates employment, excluding a termination for good reason, we must provide to the Executive the Accrued Obligations and the timely payment or delivery of the Other Benefits, and will have no other severance obligations under the CIC Agreement.

Tax-Gross-Up.    If any payment under the CIC Agreement would be subject to excise tax, the Executive will be entitled to receive an additional payment (the “Gross-Up Payment”) in an amount such that, after payment by the Executive of all taxes, including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and excise tax imposed upon the Gross-Up Payment, but excluding any income taxes and penalties imposed pursuant to Section 409A of the Code, the Executive retains an amount of the Gross-Up Payment equal to the excise tax imposed upon the payments. There is, however, a provision of the CIC Agreements under which a portion of the Executive’s payments under the CIC Agreement will be forfeited if the excise tax can be eliminated (provided the forfeiture cannot exceed 10% of the amount due to the Executive).

Acceleration of Equity Awards.    In the event of a change-in-control, all stock-based awards held by the Executive will vest in full, in each case immediately prior to the occurrence of such change-in-control, and any applicable performance-based vesting goals with respect to such stock-based awards granted to the Executive shall be deemed satisfied at the target level; provided, however, that (a) any performance shares awarded under the Company’s 2005 Incentive Plan and (b) any stock options which vest upon the attainment of a certain per-share transaction price in connection with a change-in-control granted under the Company’s 2005 Incentive Plan, will, in each case, vest pursuant to the terms of the applicable award agreement, notwithstanding the provision of any award agreement requiring that market conditions exist for a specified duration of time.

Non-solicitation and Non-competition Provisions.    During the Employment Period and for a period of one year following termination of employment, each Executive agrees not to (a) enter into or engage in any business that competes with the Company’s business within a specified restricted territory; (b) solicit customers with whom the Executive had any contact or for which the Executive had any responsibility (either direct or supervisory) at the date of termination or at any time during the one (1) year prior to such date of termination, whether within or outside of the restricted territory, or solicit business, patronage or orders for, or sell, any products and services in competition with, or for any business that competes with the Company’s business within the restricted territory; (c) divert, entice or otherwise take away any customers, business, patronage or orders of the Company within the restricted territory, or attempt to do so; (d) promote or assist, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business that competes with the Company’s business within the restricted territory; or (e) solicit or induce or attempt to solicit or induce any employee(s), sales representative(s), agent(s) or consultant(s) of the Company and/or its affiliated companies to terminate their employment, representation or other association with the Company and/or its affiliated companies, provided that the foregoing shall not apply to general advertising not specifically targeted at employees, sales representatives, agents or consultants of the Company and/or its affiliated companies.

Release.    As a condition to receiving any of the severance benefits under the CIC Agreements, the Named Executive Officers are required to release the Company and its employees from all claims that the Named Executive Officer may have against them.

Post-Termination Benefits Under Incentive Plans

Executive MIC Plan

Under the Executive MIC Plan, in order to be entitled to a payment under the plan, the executive, including our Named Executive Officers, must be employed by the Company on the date of payment. If employment with the Company is terminated for any reason prior to the payment date, the executive will not be eligible for a bonus under the Executive MIC Plan and the executive forfeits all rights to such payment except to the extent otherwise provided by the Company.

The individual award agreements with each executive officer, including our Named Executive Officers, related to the Executive MIC Plan, grant the Company the right to require an executive officer to forfeit his or her right to payment or to reimburse the Company for any payments previously paid, along with any other action the Company deems necessary or appropriate, in the event it is determined that the executive officer engaged in misconduct in the course of his or her employment.

2005 Incentive Plan

Stock Options.    The award agreements for stock options granted under the 2005 Incentive Plan generally provide that if an optionee, including a Named Executive Officer, voluntarily terminates employment with the Company, all unvested stock options will terminate and the optionee will have 90 days from the date of termination to exercise any vested stock options granted under the 2005 Incentive Plan. However, the award agreements also generally provide that if the optionee’s employment terminates due to death or disability, all stock options will immediately vest upon the optionee’s death or disability and the optionee (or his or her estate or personal representative) will have one year from the date of death or disability to exercise the stock options. Award agreements to executive officers, including our Named Executive Officers, also generally provide that all stock options will immediately vest upon the occurrence of a change-in-control of the Company. A copy of the form of Nonqualified Stock Option Agreement used to grant stock options to employees, including our Named Executive Officers, under the 2005 Incentive Plan was filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on January 30, 2015.

Performance Shares.    The award agreements for performance shares granted under the 2005 Incentive Plan generally provide that if an employee, including a Named Executive Officer, voluntarily terminates employment with the Company prior to payment of the performance shares, all performance shares are forfeited. In the event of death, disability or termination of employment without cause, the award agreements generally provide that the Company must pay the employee a pro-rata portion of the performance shares the officer would have been entitled based on the performance of the Company during the full fiscal quarters completed during the applicable performance period until the date of termination. Such amounts will be paid made as soon as practicable after the receipt of audited financial statements of the Company relating to the last fiscal year of the performance period. The award agreements for performance shares also provide that in the event of a change-in-control of the Company, the Company will pay the employee, within 60 days of the change-in control, a pro-rata portion of the performance shares the employee would have been entitled to based on the performance of the Company at the target level for the full fiscal quarters completed during the applicable performance period prior to the date of the change-in-control. A copy of the form of LTIP Performance Shares Agreement used to grant performance shares to employees, including our Named Executive Officers, under the 2005 Incentive Plan was filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on January 30, 2015.

Restricted Shares.    The award agreements for restricted shares granted under the 2005 Incentive Plan generally provide that if any employee, including a Named Executive Officer, voluntarily terminates employment with the Company, the employee forfeits all unvested restricted shares. However, the award agreements also generally provide that if the employee’s employment terminates due to death or disability, all shares of restricted stock will immediately vest upon the employee’s death or disability. Award agreements to executive officers, including our Named Executive Officers, also generally provide that all shares of restricted stock will immediately vest upon the occurrence of a change-in-control of the Company. A copy of the form of Restricted Share Award Agreement used to grant restricted shares to employees, including our Named Executive Officers, under the 2005 Incentive Plan was filed as Exhibit 10.29 to our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 26, 2009.

Supplemental Stock Options.    The award agreements for supplemental stock options granted under the 2005 Incentive Plan generally provide that if an optionee, including a Named Executive Officer, voluntarily terminates employment with the Company, all unvested stock options will terminate and the optionee will have 90 days from the date of termination to exercise any vested stock options granted under the 2005 Incentive Plan. A copy of the form of Supplemental Nonqualified Stock Option Agreement used to grant stock options to employees, including our Named Executive Officers, under the 2005 Incentive Plan was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on January 30, 2015.

Supplemental Performance Shares.    The award agreements for supplemental performance shares granted under the 2005 Incentive Plan generally provide that if an employee, including a Named Executive Officer, voluntarily terminates employment with the Company prior to payment of the supplemental performance shares, all supplemental performance shares are forfeited. In the event of death, disability or termination of employment without cause, the award agreements generally provide that the Company must pay the employee a pro-rata portion of the supplemental performance shares the officer would have been entitled based on the performance of the Company during the full fiscal quarters completed during the applicable performance period until the date of termination. Such amounts will be paid made as soon as practicable after the receipt of audited financial statements of the Company relating to the last fiscal year of the performance period. A copy of the form of LTIP Supplemental Performance Shares Agreement used to grant performance shares to employees, including our Named Executive Officers, under the 2005 Incentive Plan was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 30, 2015.

Forfeiture and Recoupment Provisions.    Commencing in 2009, our form of award agreements for all awards granted to employees pursuant to the 2005 Incentive Plan, including Named Executive Officers, provide that if the Company is required to restate its consolidated financial statements because of material noncompliance due to irregularities with the federal securities laws, which restatement is due, in whole or in part, to the misconduct of the employee, or it is determined that the employee has otherwise engaged in misconduct (whether or not such misconduct is discovered prior to the termination of the employee’s employment), the Company has (a) the right to cause the forfeiture or cancellation of any unvested and/or vested portion of the option, any unvested restricted shares or any unearned performance shares, (b) cause the transfer of ownership back to the Company of any vested shares not subject to transfer restrictions, common shares issued as payment for earned performance shares or cash received as payment for earned performance shares, and (c) the right to recoup any proceeds from (i) the exercise or vesting of the option, (ii) the vesting of the restricted shares, (iii) the sale of shares of our common stock issued pursuant to the exercise of the option or as payment for earned performance shares, and (iv) the sale of any unrestricted shares, along with any other action the Company determines is necessary or appropriate and in the best interest of the Company and its stockholders.

Other Stock Option Plans

The Company has two other stock option plans pursuant to which our Named Executive Officers held outstanding stock options at the end of 2014: the 1999 Stock Option Plan, as amended (the “1999 Option Plan”). The 1999 Option Plan expired on February 23, 2009. Termination or expiration of this plan does not affect the outstanding awards issued under the plans.

The award agreements for stock options granted under these option plans generally provide that if an optionee, including a Named Executive Officer, voluntarily terminates employment with the Company, all unvested stock options will terminate and the optionee will have one month from the date of termination to exercise any vested stock options. However, the award agreements also generally provide that if the optionee’s employment terminates due to death or disability, all stock options will immediately vest upon the optionee’s death or disability and the optionee (or his or her estate or personal representative) will have one year from the date of death or disability to exercise the stock options. The award agreements granting stock options to executive officers, including our Named Executive Officers, under each of these plans also generally provide that all stock options will immediately vest upon the occurrence of a change-in-control of the Company.

Potential Post-Termination Benefits Table

The table below quantifies certain compensation that would have become payable to our Named Executive Officers in the event such executive officer’s employment had terminated on December 31, 2014 under various circumstances. The estimates set forth in the table below are based on our Named Executive Officers’ compensation and service levels as of such date and, if applicable, the closing stock price of our common stock on that date which was $20.17. These benefits are in addition to benefits generally available to salaried employees such as distributions under our 401(k) Plan, disability benefits and accrued vacation pay

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed to our Named Executive Officers may be different. Factors that could affect these amounts include the timing of any such event, our stock price and the executive’s age.

Compensation Program	Voluntary		Involuntary
	For Good Reason ($)	Other than Good Reason ($)	For Cause ($)	Without Cause ($)	Death ($)	Disability ($)	Retirement ($)	Involuntary or for Good Reason after Change-in-Control ($)
Cash Severance:
Philip G. Heasley	2,574,207	0	0	2,574,207	0	0	0	4,200,000
Scott W. Behrens	0	0	0	0	0	0	0	1,360,000
Daniel J. Frate	0	0	0	0	0	0	0	1,600,000
Carolyn B. Homberger	0	0	0	0	0	0	0	0
Apratim Purakayastha	0	0	0	0	0	0	0	0
Bonus Payment:
Philip G. Heasley	0	0	0	0	0	0	0	700,000
Scott W. Behrens	0	0	0	0	0	0	0	340,000
Daniel J. Frate	0	0	0	0	0	0	0	400,000
Carolyn B. Homberger	0	0	0	0	0	0	0	0
Apratim Purakayastha	0	0	0	0	0	0	0	0
Stock Options(1):
Philip G. Heasley	0	0	0	0	327,592	327,592	0	327,592
Scott W. Behrens	0	0	0	0	109,203	109,203	0	109,203
Daniel J. Frate	0	0	0	0	279,370	279,370	0	279,370
Carolyn B. Homberger	0	0	0	0	20,744	20,744	0	20,744
Apratim Purakayastha	0	0	0	0	20,744	20,744	0	20,744
Restricted Shares:
Philip G. Heasley	0	0	0	0	0	0	0	0
Scott W. Behrens	0	0	0	0	0	0	0	0
Daniel J. Frate	0	0	0	0	809,947	809,947	0	809,947
Carolyn B. Homberger	0	0	0	0	0	0	0	0
Apratim Purakayastha	0	0	0	0	0	0	0	0
Performance Shares(2)(3):
Philip G. Heasley	0	0	0	0	0	0	0	2,536,196
Scott W. Behrens	0	0	0	0	0	0	0	809,947
Daniel J. Frate	0	0	0	0	0	0	0	1,032,482
Carolyn B. Homberger	0	0	0	0	0	0	0	272,981
Apratim Purakayastha	0	0	0	0	0	0	0	272,981

Compensation Program	Voluntary		Involuntary
	For Good Reason ($)	Other than Good Reason ($)	For Cause ($)	Without Cause ($)	Death ($)	Disability ($)	Retirement ($)	Involuntary or for Good Reason after Change-in-Control ($)
Health & Welfare Benefit Continuation:
Philip G. Heasley	22,913	0	0	22,913	0	0	0	34,911
Scott W. Behrens	0	0	0	0	0	0	0	35,723
Daniel J. Frate	0	0	0	0	0	0	0	35,723
Carolyn B. Homberger	0	0	0	0	0	0	0	0
Apratim Purakayastha	0	0	0	0	0	0	0	0
Outplacement Services:
Philip G. Heasley	0	0	0	0	0	0	0	50,000
Scott W. Behrens	0	0	0	0	0	0	0	50,000
Daniel J. Frate	0	0	0	0	0	0	0	50,000
Carolyn B. Homberger	0	0	0	0	0	0	0	0
Apratim Purakayastha	0	0	0	0	0	0	0	0
Excise Tax Gross-Up / (Forfeiture) Related to a CIC:
Philip G. Heasley	0	0	0	0	0	0	0	0
Scott W. Behrens	0	0	0	0	0	0	0	1,211,845
Daniel J. Frate	0	0	0	0	0	0	0	0
Carolyn B. Homberger	0	0	0	0	0	0	0	0
Apratim Purakayastha	0	0	0	0	0	0	0	0
TOTALS:
Philip G. Heasley	2,597,120	0	0	2,597,120	327,592	327,592	0	7,848,699
Scott W. Behrens	0	0	0	0	109,203	109,203	0	3,916,718
Daniel J. Frate	0	0	0	0	1,089,316	1,089,316	0	4,207,522
Carolyn B. Homberger	0	0	0	0	20,744	20,744	0	293,725
Apratim Purakayastha	0	0	0	0	20,744	20,744	0	293,725

(1)	Unvested stock options are accelerated upon termination due to death and disability and termination without cause or for good reason after a CIC. All the accelerated values are calculated based on the December 31, 2014 closing price of ACI ($20.17). In-the-money values of vested stock options as of December 31, 2014, as disclosed in the following table, are not included in the termination table.

Named Executive Officer	In-the-money Value of Vested Stock Options as of December 31, 2014 ($)
Philip G. Heasley	6,628,022
Scott W. Behrens	2,467,764
Daniel J. Frate	558,722
Carolyn B. Homberger	580,430
Apratim Purakayastha	155,962

(2)	The estimated pro rata portion of performance shares set forth in this table and in the footnote below, relate solely to the performance shares granted December 8, 2011, December 3, 2012 and December 12, 2013.

(3)

Pursuant to the terms of the LTIP Performance Shares Award Agreement, if the employment of a grantee, including our Named Executive Officers, terminates without cause or due to death, disability or retirement approved by the Company, the grantee is entitled to receive a pro rata portion of the performance shares based on the performance of the Company during the performance period against the performance goals. For each grantee, including our Named Executive Officers, the payout of the pro rata portion of the performance shares that the individual is entitled to receive in the event of termination without cause or due to death, disability or retirement, will be paid out at the end of the performance period based on the audited financial statements of the Company relating to the last year of the performance period. Using the performance of the Company as of December 31, 2014 as a base and then annualizing such performance through the remaining performance period, the 2011 granted performance shares to vest at 91%, the 2012 granted performance shares to vest at 100% and the 2013 granted performance shares to vest at 100%. However, based on management’s evaluation of the probability that the performance goals will be achieved used to determine the compensation expense to be recorded for the performance shares, the following table provides an estimate of the pro rata portion of the performance shares that would be paid to our Named Executive Officers upon completion of the performance period based on termination without cause or due to death, disability or retirement approved by the Company. The amounts shown do not correspond to the actual amount of performance shares, if any, or the actual value that will be realized by the Named Executive Officer.

Named Executive Officer	Estimated Pro Rata Number of Performance Shares Earned (#)	Estimated Pro Rata Performance Share Value ($)
Philip G. Heasley	243,060	4,902,520
Scott W. Behrens	83,945	1,693,171
Daniel J. Frate	40,156	809,947
Carolyn B. Homberger	21,453	432,707
Apratim Purakayastha	21,453	432,707

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

We recognize that related person transactions can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations which may not be in our best interests or the best interests of our stockholders. Accordingly, as a general matter, we prefer to avoid related person transactions. Nevertheless, we recognize that there are situations where related person transactions may be in, or may not be inconsistent with, our best interests. Pursuant to the Audit Committee Charter, any proposed related person transaction is to be submitted to the Audit Committee for review and approval, and no such transaction may be entered into without the Audit Committee’s prior approval. The Audit Committee reviews and considers each transaction in light of the specific facts and circumstances presented. Related persons include our directors or executive officers and their respective immediate family members and 5% beneficial owners of our common stock.

In addition, our Code of Business Conduct and Ethics establishes a policy on potential conflicts of interest. Under the Code of Business Conduct and Ethics our directors and employees, including our executive officers, must promptly report any transaction, relationship or circumstance that creates or may create a conflict of interest. Any conflict of interest for our non-director and non-executive officer employees is prohibited unless a waiver is obtained from our General Counsel. Conflicts of interest involving our directors and executive officers are prohibited unless waived by our Board or a committee of our Board. Any waiver of a conflict of interest involving one of our directors or executive officers will be promptly disclosed in accordance with applicable law and NASDAQ listing requirements. Pursuant to its charter, the Corporate Governance Committee is responsible for reviewing and considering possible conflicts of interest which involve members of our Board or management.

We also have a Code of Ethics for the CEO and Senior Financial Officers which requires that our CEO, CFO, Chief Accounting Officer, Controller and persons performing similar functions avoid actual and apparent conflicts of interest in personal and professional relationships and that they disclosure to the Chairman of the Audit Committee any material transaction or relationship that reasonably could be expected to give rise to a conflict.

We did not enter into any related party transactions during 2014 and there are not any currently proposed related party transactions.

COMPENSATION COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation and Leadership Development Committee was at any time during 2014, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or its Compensation and Leadership Development Committee.

ANNUAL REPORT

Stockholders may obtain a copy of our Annual Report and a list of the exhibits thereto without charge by written request delivered to the Company, Attn: Investor Relations, 3520 Kraft Rd, Suite 300, Naples, Florida 34105. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge on our website at www.aciworldwide.com as soon as reasonably practicable after we file such information electronically with the SEC.

STOCKHOLDER PROPOSALS

Stockholder Proposals to Be Considered for Inclusion in the Company’s 2016 Proxy Statement

Proposals of stockholders intended to be included in the proxy statement and form of proxy relating to our 2016 Annual Meeting of Stockholders must be received at the Secretary of the Company at the Company’s principal executive offices located at 3520 Kraft Rd, Suite 300, Naples, Florida 34105, no later than December 29, 2015. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, which lists the requirements for inclusion of stockholder proposals in company-sponsored proxy materials. The Corporate Governance Committee will review proposals submitted by stockholders for inclusion at our next annual meeting of stockholders and will make recommendations to our Board on an appropriate response to such proposals.

Requirements for Stockholder Proposals to Be Brought Before the 2016 Annual Meeting of Stockholders

Pursuant to Rule 14a-4(c) under the Exchange Act, if the Company does not receive advance notice of a stockholder proposal to be brought before its next annual meeting of stockholders in accordance with the requirements of its Bylaws, the proxies solicited by the Company may confer discretionary voting authority to vote proxies on the stockholder proposal without any discussion of the matter in the proxy statement. Our Bylaws provide that written notice of a stockholder proposal that a stockholder intends to present at the next annual meeting, but does not intend to have included in the proxy statement and form of proxy related to such meeting, must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not less than 90 calendar days nor greater than 120 calendar days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of stockholders.

As to each matter the stockholder proposes to bring before the 2016 Annual Meeting of Stockholders, the stockholder’s notice must set forth: (i) a brief description of the business desired to be brought before the 2016 Annual Meeting of Stockholders and the reasons for conducting such business at such annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Company which are owned beneficially and of record by the stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings among such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (v) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote required to approve the proposal, and (vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting. Our Bylaws also provide that the chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the annual meeting and, if he should so determine, such business shall not be transacted.

OTHER MATTERS

Our Board does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

By Order of the Board of Directors,

Dennis P. Byrnes Secretary

UNIVERSAL PAYMENTS.
ANNUAL MEETING OF STOCKHOLDERS OF ACI WORLDWIDE, INC.
Date: Monday, June 8, 2015
Time: 4:00 P.M. (Eastern Daylight Time)
Place: 3520 Kraft Rd, Suite 300, Naples, Florida 34105 See Voting Instruction on Reverse Side.
Please make your marks like this: Use dark black pencil or pen only
The Board of Directors Recommends a Vote FOR all Nominees for Director and FOR Proposals 2 and 3.
1: Election of Directors
Directors
Recommend
To vote For all Directors To Withhold from all Directors FOR
To vote individually for each Director:
Directors
For Withhold Recommend
01 Philip G. Heasley For
02 James C. McGroddy For
03 Charles E. Peters, Jr. For
04 David A. Poe For
05 Adalio T. Sanchez For
06 John M. Shay, Jr. For
07 Jan H. Suwinski For
08 Thomas W. Warsop III For
For Against Abstain
2: Ratify the appointment of Deloitte & Touche For
LLP as our independent registered public
accounting firm for the fiscal year ending
December 31, 2015;
3: Approve the company’s executive For
compensation; and
4: Transact such other business as may
properly come before the Annual Meeting
or any adjournment or postponement
thereof.
Please mark this box if you plan to attend
the meeting in person.
Authorized Signatures - This section must be
completed for your Instructions to be executed.
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority.
Corporations should provide full name of corporation and title of authorized officer signing the proxy.
UNIVERSAL PAYMENTS.
Annual Meeting of Stockholders of ACI Worldwide, Inc.
to be held Monday, June 8, 2015
For Stockholders of Record as of April 14, 2015
This proxy is being solicited on behalf of the Board of Directors
. INTERNET VOTE BY: TELEPHONE
Go To Call 866-390-5392
provided www.proxypush.com/aciw
• Cast your vote online. OR • Use any touch-tone telephone.
• View Meeting Documents. • Have your Voting Instruction Form/Proxy Card ready.
envelope MAIL • Follow the simple recorded instructions.
the OR • Mark, sign and date your Voting Instruction Form.
in • Detach your Voting Instruction Form/Proxy Card.
• Return your Voting Instruction Form/Proxy Card in the
portion postage-paid envelope provided.
this
just
return All votes for registered holders must be received by 5:00 P.M., Eastern Daylight Time,
June 5, 2015. All votes for 401K Plan Participants must be received and by 5:00 P.M., Eastern Daylight Time, June 3, 2015.
perforation
the
at PROXY TABULATOR FOR
ACI WORLDWIDE, INC.
carefully P.O. BOX 8016
CARY, NC 27512-9903
separate
Please
EVENT #
CLIENT #

3. Approve the company's executive compensation; and

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees for director and "FOR" proposals 2 and 3. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

Proxy — ACI Worldwide, Inc,
Annual Meeting of Stockholders
June 8, 2015, 4:00 p.m. (Eastern Daylight Time)
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned appoints Dennis P. Byrnes and John Kraft (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of ACI Worldwide, Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Company’s principal executive offices located at 3520 Kraft Rd, Suite 300, Naples, Florida 34105, on Monday, June 8, 2015 at 4:00 p.m. (EDT) and all adjournments thereof.
The purpose of the Annual Meeting is to take action on the following:
1. Elect eight directors to our Board of Directors to hold office until the 2016 Annual Meeting of Stockholders;
2. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;
3. Approve the company’s executive compensation; and
4. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The eight directors nominated for election are: Philip G. Heasley, James C. McGroddy, Charles E. Peters, Jr., David A. Poe, Adalio T. Sanchez, John M. Shay, Jr., Jan H. Suwinski, and Thomas W. Warsop III.
The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” proposals 2 and 3. herein. This proxy, If no when direction properly is made, executed, this proxy will be will voted be voted in the “FOR” manner all directed nominees for Proxies director are and authorized “FOR” to proposals vote upon 2 and such 3. other In their matters discretion, that may the Named properly come thereof. before the Annual Meeting or any adjournment or postponement You (SEE are REVERSE encouraged SIDE) to but specify you need your not choice mark by any marking box if the you appropriate wish to vote box Proxies in accordance cannot with vote the your Board shares of Directors’ unless you recommendation. sign and return this The card. Named
Please separate carefully at the perforation and return just this portion in the envelope provided.